UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☑	Definitive Information Statement only

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ERIE INDEMNITY COMPANY
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

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Erie Indemnity®

Information Statement and Notice of Annual Meeting

Notice of Annual Meeting of Shareholders

To the Holders of Class A Common Stock and

Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our 97th annual meeting of shareholders via webcast at 9:30 a.m., Eastern Daylight Time (EDT), on Tuesday, April 26, 2022. You are invited to join the virtual meeting at www.virtualshareholdermeeting.com/ERIE2022 using your 16-digit control number. Shareholders will not be permitted to attend the meeting in person. This annual meeting of shareholders is being held for the following purposes:

1.	To elect 11 persons to serve as directors until our 2023 annual meeting of shareholders and until their successors are elected and qualified;

2.	To consider and act upon a proposal to approve the continuation of our Equity Compensation Plan as Amended and Restated; and

3.	To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice and information statement, together with a 16-digit control number and a copy of our annual report to shareholders for the year ended December 31, 2021, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 25, 2022, the record date established by our board of directors. Holders of Class B common stock will also receive a form of proxy. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return the form of proxy in the envelope provided, whether or not they expect to attend our annual meeting.

By order of our board of directors,

Brian W. Bolash
Executive Vice President, Secretary and General Counsel

March 25, 2022

Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the

Annual Meeting of Shareholders to be held on April 26, 2022.

Our information statement and annual report are available at:

http://www.erieproxy.com.

Erie Indemnity Company — 2022 Information Statement

Related Person Transactions	45

Independent Registered Public Accountants	45

Report of our Audit Committee	46

Audit Fees	48

Annual Report	49

Other Matters	49

Appendix — Erie Indemnity Company Equity Compensation Plan as Amended and Restated	A-1

ERIE INDEMNITY COMPANY

INFORMATION STATEMENT

WE ARE NOT ASKING HOLDERS OF OUR CLASS A COMMON STOCK FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Introduction

Unless the context indicates otherwise, all references in this information statement to “we,” “us,” “our” or the “Company” mean Erie Indemnity Company. Erie Insurance Exchange, or the “Exchange,” has four property and casualty insurance subsidiaries: Erie Insurance Company, Erie Insurance Company of New York, Erie Insurance Property & Casualty Company and Flagship City Insurance Company. We sometimes refer to the Exchange and its property and casualty insurance subsidiaries as the “Property and Casualty Group.” The Exchange also owns 100 percent of the common stock of Erie Family Life Insurance Company, or “EFL,” a life insurance company.

This information statement, which is first being mailed to the holders of our Class A common stock and our Class B common stock on or about March 25, 2022, is furnished to such holders to provide information regarding us and our 2022 annual meeting of shareholders. This information statement is also being furnished in connection with the solicitation of proxies by our board of directors from holders of Class B common stock to be voted at our 2022 annual meeting of shareholders and at any adjournment, postponement or continuation thereof. Our annual meeting will be held via webcast at 9:30 a.m., Eastern Daylight Time (EDT), on Tuesday, April 26, 2022 at www.virtualshareholdermeeting.com/ERIE2022. Holders of Class B common stock will also receive a form of proxy.

Voting at our Annual Meeting

We are not asking holders of our Class A common stock for a proxy and you are requested not to send us a proxy. Only holders of Class B common stock of record at the close of business on February 25, 2022, are entitled to vote at our annual meeting. Each share of Class B common stock is entitled to one vote on each matter to be considered at our annual meeting. Except as otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law of 1988, as amended, or “BCL,” in the case of adjourned meetings, a majority of the outstanding shares of Class B common stock will constitute a quorum at our 2022 annual meeting.

As of the close of business on February 25, 2022, we had 46,189,068 shares of Class A common stock outstanding, which are not entitled to vote on any matters to be acted upon at our 2022 annual meeting, and 2,542 shares of Class B common stock outstanding, which have the exclusive right to vote on all matters to be acted upon at our 2022 annual meeting.

There are three H.O. Hirt Trusts. Thomas B. Hagen, Jonathan Hirt Hagen and Elizabeth Hirt Vorsheck, or “Mrs. Vorsheck,” all of whom are directors of the Company, are beneficiaries of the trusts. The H.O. Hirt Trusts collectively own 2,340 shares of Class B common stock, which, because such shares represent 92.05 percent of the outstanding shares of Class B common stock entitled to vote at our 2022 annual meeting, is sufficient to determine the outcome of any matter submitted to a vote of the holders of our Class B common stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. As of the date of this information statement, the individual trustees of the H.O. Hirt Trusts are Mrs. Vorsheck and Jonathan Hirt Hagen, and the corporate trustee is Sentinel Trust Company, L.B.A., or “Sentinel.” Mrs. Vorsheck and Jonathan Hirt Hagen are both candidates for re-election to the board at our 2022 annual meeting.

Under the provisions of the H.O. Hirt Trusts, the shares of Class B common stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of the trustees then in office. If at least a majority of the trustees then in office of each of the H.O. Hirt Trusts vote for the election of the 11 candidates for director named below and vote for the continuation of our Equity Compensation Plan as Amended and Restated, then such candidates will be elected as directors and the continuation of the Equity Compensation Plan will be approved, even if all shares of

2022 Information Statement    1

Class B common stock other than those held by the H.O. Hirt Trusts do not vote for such candidates or for the continuation of the Equity Compensation Plan. We have not been advised as of the date of this information statement how the trustees of the H.O. Hirt Trusts intend to vote at our annual meeting.

Description of our Business

Since 1925, we have served as the attorney-in-fact for the policyholders at the Exchange. The Exchange is a reciprocal insurance exchange organized under Article X of Pennsylvania’s Insurance Company Law of 1921 under which individuals, partnerships and corporations are authorized to exchange reciprocal or inter-insurance contracts with each other, or with individuals, partnerships, and corporations of other states and countries, providing indemnity among themselves from any loss which may be insured against under any provision of the insurance laws except life insurance. Each applicant for insurance from the Exchange signs a subscriber’s agreement, which appoints us as the attorney-in-fact for the subscriber (policyholder) to transact the business of the Exchange on their behalf. As attorney-in-fact, we are required to perform certain services relating to the sales, underwriting and issuance of policies on behalf of the Exchange. We also provide management services to the Exchange and its insurance subsidiaries.

The Property and Casualty Group writes personal and commercial lines of property and casualty insurance coverages exclusively through 2,250 independent agencies comprised of approximately 13,500 licensed agents. The underwriting results of the Property and Casualty Group are pooled. As a result of the Exchange’s 94.5 percent participation in the reinsurance pooling arrangement and its ownership of the other property and casualty insurance entities, the underwriting risk of the Property and Casualty Group’s business is borne by the Exchange.

We charge the Exchange a management fee calculated as a percentage, limited to 25 percent, of all premiums written or assumed by the Exchange. Management fees accounted for 96.5 percent, 97.0 percent and 95.6 percent, respectively, of our revenues for the three years ended December 31, 2019, 2020 and 2021. The management fee rate was 25 percent during 2019, 2020 and 2021, and beginning January 1, 2022, the rate has been set at 25 percent.

Beneficial Ownership of Common Stock

The following table sets forth, as of February 25, 2022, the amount of our outstanding Class B common stock owned by shareholders known by us to own beneficially more than 5 percent of our Class B common stock.

Name of Individual or Identity of Group	Shares of Class B Common Stock Beneficially Owned	Percent of Outstanding Class B Common Stock
H.O. Hirt Trusts(1), Erie, Pennsylvania	2,340	92.05%
Hagen Family Limited Partnership(2), Erie, Pennsylvania	153	6.02%

(1)

There are three H.O. Hirt Trusts. Thomas B. Hagen, Jonathan Hirt Hagen and Mrs. Vorsheck are three of the beneficiaries of the trusts. As of the date of this information statement, the trustees of the H.O. Hirt Trusts are Jonathan Hirt Hagen, Mrs. Vorsheck and Sentinel. The trustees collectively control voting and disposition of the shares of Class B common stock. A majority of the trustees then in office acting together is required to take any action with respect to the voting or disposition of shares of Class B common stock.

(2)

Thomas B. Hagen, the chairman of our board of directors, is the general partner of the Hagen Family Limited Partnership. As general partner, Mr. Hagen has sole voting power and investment power over the shares of Class B common stock held by the Hagen Family Limited Partnership. Mr. Hagen is the father of Jonathan Hirt Hagen. Jonathan Hirt Hagen is also a director of the Company.

2    Erie Indemnity Company

The following table sets forth, as of February 25, 2022, the amount of the outstanding shares of Class A common stock and Class B common stock beneficially owned by (i) each director and candidate for director nominated by our Nominating and Governance Committee, or “nominating committee,” (ii) each executive officer named in the Summary Compensation Table and (iii) all of our executive officers and directors as a group.

Name of Individual or Identity of Group	Shares of Class A Common Stock Beneficially Owned(1)(2)		Vested Share Credits (3)(4)	Percent of Outstanding Class A Common Stock(5)	Shares of Class B Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Class B Common Stock(5)
Directors and Nominees for Director:
J. Ralph Borneman, Jr.	20,000		17,883
Eugene C. Connell(6)	19,896		2,063
Salvatore Correnti	320		1,522
LuAnn Datesh	410		2,802
Jonathan Hirt Hagen(7)	223,730		14,705		1
Thomas B. Hagen(8)	16,762,189		12,355	36.32%	169	6.65%
C. Scott Hartz	2,097		16,852
Brian A. Hudson, Sr.	295		2,063
George R. Lucore	1,725		2,802
Thomas W. Palmer	770		13,520
Elizabeth Hirt Vorsheck(9)	3,960,946		12,355	8.60%
Executive Officers:
Lorianne Feltz	4,899		2,127
Gregory J. Gutting	4,244		5,014
Robert C. Ingram, III(10)	14,504		15,687
Timothy G. NeCastro	15,339		11,983
Douglas E. Smith	5,121		0
All Directors and Executive Officers as a Group (17 persons)(11)	21,172,213	(12)	N/A	45.84%	170	6.69%

(1)	Information furnished by the named persons.

(2)

Under the rules of the Securities and Exchange Commission, or “SEC,” a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power,” which includes the power to vote, or to direct the voting of, such securities, or “investment power,” which includes the power to dispose, or to direct the disposition, of such securities. Under SEC rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person’s spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A common stock and Class B common stock over which the named individuals, individually or together, share voting power or investment power.

(3)	Vested share credits of Class A common stock for directors are granted under the Deferred Stock Plan for Outside Directors.

(4)	Vested share credits of Class A common stock for officers represent deferrals of short- and long-term incentive compensation under the Company’s Incentive Compensation Deferral Plan.

(5)	Less than one percent unless otherwise indicated.

(6)

Mr. Connell owns 17,433 shares of Class A common stock directly and 2,063 vested share credits under the Deferred Stock Plan for Outside Directors. Mr. Connell disclaims beneficial ownership of 2,463 shares of Class A common stock owned by his two children who live in his household.

(7)

Mr. Jonathan Hagen owns 223,130 shares of Class A common stock directly and one share of Class B common stock directly. Mr. Hagen owns 14,705 vested share credits under the Deferred Stock Plan for Outside Directors. Mr. Jonathan Hagen disclaims beneficial ownership of 600 shares of Class A common stock owned by his children who live in his household.

(8)

Mr. Thomas Hagen owns 5,100 shares of Class A common stock directly. Mr. Hagen owns 16,757,089 shares of Class A common stock indirectly of which he disclaims beneficial ownership except to the extent of personal pecuniary interest. Mr. Hagen owns 12,355 vested share credits under the Deferred Stock Plan for Outside Directors. Mr. Hagen owns four shares of Class B common stock directly. Mr. Hagen owns 165 shares of Class B common stock indirectly of which he disclaims beneficial ownership except to the extent of pecuniary interest.

(9)

Mrs. Vorsheck owns 69,716 shares of Class A common stock directly and 3,891,230 shares of Class A common stock indirectly through several trusts. Mrs. Vorsheck owns 12,355 vested share credits under the Deferred Stock Plan for Outside Directors.

2022 Information Statement    3

(10)	Holdings for Mr. Ingram are as of his retirement date of 12/31/2021.

(11)	Includes Executive Vice President Brian W. Bolash.

(12)

Includes actual ownership of Class A common stock, vested share credits under the Deferred Stock Plan for Outside Directors, and vested share credits under the Company’s Incentive Compensation Deferral Plan for executives and senior officers of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” requires that the officers and directors of a corporation, such as us, that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10 percent of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as statements of changes in such ownership, with the corporation and the SEC. Based upon written representations we received from our officers and directors and shareholders owning more than 10 percent of any class of our stock, and our review of the statements of changes of ownership filed with us by our officers and directors and shareholders owning more than 10 percent of any class of our stock during 2021, we believe that all such filings required during 2021 were made on a timely basis except as follows: Thomas B. Hagen, a director, inadvertently filed untimely a Form 4 Statement of Changes in Beneficial Ownership on September 30, 2021 to report a single acquisition of 400 shares of our Class A common stock on September 22, 2021.

4    Erie Indemnity Company

Our Board of Directors

Introduction

Our board of directors is currently comprised of 11 members, all of whom were elected at our 2021 annual meeting to serve for a term of one year. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors, or by our voting shareholders, in accordance with our bylaws. On February 17, 2022, our board of directors accepted our nominating committee’s recommendation to set the number of directors at 11, effective at the 2022 annual meeting.

All directors hold office until their respective successors are elected and qualified, or until their earlier death, resignation or removal. There are no family relationships between any of our directors or executive officers, except for the following:

•

Thomas B. Hagen, chairman of our board of directors and chairman of our Executive Committee, or “executive committee,” and Jonathan Hirt Hagen, vice chairman of the board of directors and chairman of our nominating committee, are father and son, respectively; and

•	Mrs. Vorsheck, a director and chair of our Charitable Giving Committee, or “charitable giving committee,” is a niece-in-law of Thomas B. Hagen and a first cousin of Jonathan Hirt Hagen.

During 2021, each director attended more than 75 percent of the number of meetings of our board of directors and the standing committees of our board of directors of which such director was a member.

Board Diversity

Pursuant to the rules of the Nasdaq Stock Market (or “Nasdaq”), listed companies are required to have, or explain why they do not have, two diverse directors on their board of directors, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented minority or LGBTQ+ (subject to the exceptions). Our current board satisfies the Nasdaq diversity requirement.

2022 Information Statement    5

The table below provides certain information regarding the composition of our board. All 11 directors are nominees for election at the 2022 annual meeting. Each of the categories included in the table has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix

(As of December 31, 2021)

Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity

Directors	2	9	–	–
Part II: Demographic Background

African American or Black	–	1	–	–

Alaskan Native or Native American	–	–	–	–

Asian	–	–	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	1	8	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	–	–	–	–

Did Not Disclose Demographic Background	1	–	–	–

Directors who are Military Veterans: 1

Board Leadership and Executive Sessions

The chairman of our board of directors is elected annually by the remaining directors on our board. In addition to presiding over all meetings of shareholders and of our board of directors, the chairman’s duties include setting priorities, establishing agendas for meetings of the board, providing board leadership, and communicating with the chief executive officer, or “CEO,” on matters of strategic direction. The chairman also serves as an ex officio member of all other board committees of which he is not a designated member.

Our board of directors may, but is not required to, annually elect one of its members to serve as vice chairman of the board and may remove or replace such person at any time and for any reason. The vice chairman of the board performs the duties (including ex officio membership on committees) of the chairman of the board when the chairman is absent or unable to act or during such time as no individual is serving as chairman of the board. The vice chairman of the board also performs such other duties as from time to time may be assigned by the board of directors.

Since our incorporation in 1925, we have generally separated the positions of chairman of the board and CEO of the Company. Although our board of directors has no specific policy regarding separation of these offices and our bylaws permit the chairman to serve as CEO, our board has determined that separating these positions is currently in the best interests of the Company and our shareholders. Given the length of time and different capacities in which our current chairman has served the Company, including as a prior president and CEO, and his status as an independent director under Nasdaq rules, our board believes that separating these positions is an important component of our management succession plan, and allows our chairman to lead the board in its independent oversight of management and our CEO to focus on the day-to-day issues affecting our business.

6    Erie Indemnity Company

A majority of the directors on our board meet the definition of an “independent director” under Nasdaq rules. Our independent directors meet in executive session without management directors or management present. These sessions generally take place prior to or following regularly scheduled board meetings. The directors met in such sessions five times during 2021.

Board Oversight of Risk

Our board of directors is responsible for oversight of the Company’s ongoing assessment and management of material risks that impact our business. The Company has a formal enterprise risk management, or “ERM,” program that operates under the leadership of our chief financial officer, or “CFO.” The purpose of this program is to promote risk-intelligent decision making and, in turn, increase the likelihood of achieving our operational objectives. Our board of directors is regularly advised of potential organizational risks as well as policies and actions taken to mitigate those risks. At the board level, risk oversight is primarily accomplished through individual committees of the board and management’s reporting processes. Each committee oversees and manages the risks associated with their substantive areas of responsibility and the individual committees meet regularly and report back to the board. A description of the individual committees and their oversight of risk appears below.

Risk Committee

Our Risk Committee, or “risk committee,” is responsible for assisting the board in the development and oversight of the Company’s overall risk appetite and advising on the effectiveness of the Company’s ERM framework.

The risk committee periodically communicates with all board committees as applicable, to confirm that such committees are appropriately overseeing the risk within their respective areas of oversight. This committee is also charged with reporting to the Audit Committee, or “audit committee,” any items that may have a material financial statement impact or require financial statement and/or regulatory disclosure. When deemed necessary, the risk committee will report to the audit committee, other significant risks, processes, procedures and controls in place to mitigate material risks and the overall effectiveness of the risk management process.

Audit Committee

Our audit committee focuses on risks related to accounting, internal controls, and financial and tax reporting.

The audit committee also assesses economic and business risks and monitors compliance with ethical standards.

Compensation Committee

Our Executive Compensation and Development Committee, or “compensation committee,” identifies and oversees risks associated with our executive compensation policies and practices.

With the assistance of a compensation consultant, the Company periodically conducts a comprehensive compensation risk assessment, including a review of all executive and non-executive incentive plans, and evaluates the risks associated with each plan and the effectiveness of certain risk-mitigating factors. The results of these compensation risk assessments are shared with the compensation committee. See Compensation Discussion and Analysis.

Nominating Committee

Our nominating committee is responsible for identifying and overseeing risks associated with director independence, related person transactions and the implementation of corporate governance policies.

The nominating committee also has responsibility for monitoring corporate governance issues that may arise from time to time and developing appropriate recommendations to address such issues with the board.

Investment Committee

Our Investment Committee, or “investment committee,” identifies and assesses the business and economic risks relating to the Company’s investments and the investment portfolios of the companies we manage.

These risks include, but are not limited to, market risk, liquidity risk, concentration risk, credit risk, interest rate risk and inflation risk.

2022 Information Statement    7

Committees of our Board

Our board of directors met six times in 2021. The standing committees of our board of directors are our executive committee, audit committee, compensation committee, nominating committee, charitable giving committee, investment committee, Strategy Committee, or “strategy committee,” and risk committee.

Our executive committee met one time in 2021. This committee has the authority, subject to certain limitations, to exercise the power of our board of directors between regular meetings.

Our audit committee met six times in 2021. Consistent with Section 1405(c)(4) of the Pennsylvania Insurance Holding Companies Act, or the “Holding Companies Act,” and the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley,” our audit committee has responsibility for the selection of independent registered public accountants, reviewing the scope and results of their audit and reviewing our financial condition and the adequacy of our accounting, financial, internal and operating controls. Our audit committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our compensation committee met five times in 2021. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our compensation committee has responsibility for recommending to our board of directors, at least annually, the competitiveness and appropriateness of the salaries, short- and long-term incentive plan awards, terms of employment, non-qualified retirement plans, severance benefits and perquisites of our CEO, executive vice presidents and such other named executives as required by rules of the SEC or Nasdaq listing standards, and such other responsibilities as our board of directors may designate. See Executive Compensation — Compensation Committee Interlocks and Insider Participation. Our compensation committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our nominating committee met four times in 2021. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our nominating committee has responsibility for identification of individuals believed to be qualified to become members of our board of directors and to recommend to our board of directors nominees to stand for election as directors; identification of directors qualified to fill vacancies on any committee of our board; and evaluation of the procedures and process by which each committee of our board of directors undertakes to self-evaluate such committee’s performance. Our nominating committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Board Committee Composition

Members and chairs of the standing committees of our board of directors are identified in the table below.

Name	Audit	Charitable Giving	Executive	Compensation	Investment	Nominating	Strategy	Risk
J. Ralph Borneman, Jr.		⬛					Chair
Eugene C. Connell	⬛		⬛		⬛		⬛	Chair
Salvatore Correnti	⬛				Chair			⬛
LuAnn Datesh	⬛	⬛
Jonathan Hirt Hagen(1)			⬛	⬛	⬛	Chair	⬛
Thomas B. Hagen(2)			Chair
C. Scott Hartz					⬛		⬛
Brian A. Hudson, Sr.	Chair			⬛				⬛
George R. Lucore		⬛	⬛	⬛			⬛
Thomas W. Palmer	⬛			Chair		⬛
Elizabeth Hirt Vorsheck		Chair	⬛			⬛	⬛	⬛

(1)	As vice chairman of our board of directors, Mr. Jonathan Hagen serves as an ex officio member of the risk committee.

(2)

As chairman of the board of directors, Mr. Hagen serves as an ex officio, non-voting member of our audit committee and a voting member of all other committees, except for the risk committee. Mr. Hagen has deferred his ex officio membership on the risk committee to the vice chairman of the board.

8    Erie Indemnity Company

Director Education

We encourage our directors to further their knowledge and advance their skills as directors of a public company. To that end, we offer a director education program which provides each director with access to various resources to assist him or her with enhancing those skills necessary to be an effective director. See Director Compensation — Director Education Program.

Director — Shareholder Communications

Our shareholders may communicate with our board of directors through our corporate secretary. Shareholders who wish to express any concerns to any of our directors may do so by sending a description of those concerns in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of our corporate secretary at our headquarters, 100 Erie Insurance Place, Erie, Pennsylvania 16530. All such communications that are received by our corporate secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

Recognizing that director attendance at our annual meeting provides our shareholders with an opportunity to communicate with directors about issues affecting us, we actively encourage our directors to attend our annual meeting. All of our current directors attended our 2021 virtual annual meeting.

2022 Information Statement    9

Proposal 1

Election of Directors

Introduction

The election of directors by the holders of our Class B common stock is governed by provisions of the Holding Companies Act, in addition to provisions of the BCL and our bylaws. The following discussion summarizes these statutory and bylaw provisions and describes the process undertaken in connection with the nomination of candidates for election as directors by the holders of Class B common stock at our annual meeting.

Background of our Nominating Committee

Section 1405(c)(4.1) of the Holding Companies Act provides that the board of directors of a domestic insurer must establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer. Such committee or committees must have responsibility for, among other things, recommending candidates to be nominated by the board of directors, in addition to any other nominations by voting shareholders, for election as directors by the voting shareholders. Section 1405(c)(5) of the Holding Companies Act provides that the above provisions shall not apply to a domestic insurer if the person controlling such insurer is an insurer, an attorney-in-fact for a reciprocal exchange, a mutual insurance holding company or a publicly held corporation having a board of directors and committees thereof which already meet the requirements of Section 1405(c)(4.1). For purposes of the Holding Companies Act, we are deemed to control the Exchange and its subsidiaries, and our board of directors and its committees are in compliance with Section 1405(c)(4.1).

Section 3.09 of our bylaws is consistent with this statutory provision and provides that (i) our board of directors must appoint annually a nominating committee that consists of not less than three directors, each of whom is not an officer or employee of us or of any entity controlling, controlled by or under common control with us, and (ii) our nominating committee must, prior to each annual meeting of shareholders, determine and nominate candidates for the office of director to be elected by the holders of Class B common stock to serve terms as established by our bylaws and until their successors are elected and qualified.

In accordance with this bylaw provision, on April 20, 2021 our board of directors designated a nominating committee consisting of Jonathan Hirt Hagen, chair, Thomas W. Palmer and Mrs. Vorsheck. As chairman of our board, Thomas B. Hagen also serves ex officio as a voting member of the nominating committee. Consistent with the Holding Companies Act, none of these persons is an officer or employee of us or of any entity controlling, controlled by or under common control with us. Each member of our nominating committee is an independent director as defined in the rules applicable to companies listed on the Nasdaq.

Nominating Procedures

Under Section 2.07(a) of our bylaws, nominations of persons for election to our board of directors may be made at any meeting at which directors are to be elected (i) by or at the direction of our board of directors upon the recommendation of our nominating committee or (ii) by any holder of our Class B common stock.

With respect to nominations by or at the direction of our nominating committee, except as is required by rules promulgated by Nasdaq, the SEC or the Holding Companies Act, there are no specific, minimum qualifications that must be met by a candidate for our board of directors, and our nominating committee may take into account such factors as it deems appropriate. Our nominating committee generally bases its nominations on our general needs as well as the specific attributes of candidates that would add to the overall effectiveness of our board of directors. Specifically, among the significant factors that our nominating committee may take into consideration are judgment, skill, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other directors, and the extent to which the candidate would be a desirable addition to our board of directors and any committee of our board of directors.

Although we do not have a formal policy or guidelines regarding diversity of membership of our board of directors, our Company recognizes the value of having a board that encompasses a broad range of skills, expertise,

10    Erie Indemnity Company

contacts, industry knowledge and diversity of opinion. As required by Nasdaq, the Company has collected statistical information regarding certain Nasdaq defined diversity categories with regard to our board of directors (See Our Board of Directors — Board Diversity Matrix), however, our board has not attempted to define “diversity” or otherwise require that the composition of our board include individuals from any particular background or who possess specific attributes.

Our nominating committee utilizes the following process to identify and evaluate the individuals that it selects, or recommends that our board of directors select, as director nominees:

•	Reviews the qualifications of any candidates who have been recommended by a holder of Class A common stock or Class B common stock in accordance with our bylaws.

•

Considers recommendations made by individual members of our board of directors or, if our nominating committee so determines, a search firm. Our nominating committee may consider candidates who have been identified by management but is not required to do so.

•

Evaluates the background, experiences, qualifications and suitability of each candidate, including the current members of our board of directors, in light of the current size and composition of our board of directors and the above discussed significant factors.

After such review and consideration, our nominating committee recommends a slate of director nominees to the board of directors.

Actions Taken for Nominations

Our nominating committee met on February 14, 2022 for the purposes of evaluating the performance and qualifications of the current and proposed members of our board of directors and nominating candidates for election as directors by the holders of Class B common stock at our annual meeting.

Our bylaws provide that our board of directors shall consist of not less than seven, nor more than 16, directors, with the exact number to be fixed from time to time by resolution of our board of directors. At its meeting on February 14, 2022, our nominating committee recommended that the size of our board of directors be set at 11 persons and that all 11 incumbent directors as of such date be nominated to stand for re-election as directors by the holders of Class B common stock at our annual meeting.

On February 17, 2022, our board of directors accepted the report and recommendation of our nominating committee, set the number of directors to be elected at our annual meeting at 11 and approved the nomination of J. Ralph Borneman, Jr., Eugene C. Connell, Salvatore Correnti, LuAnn Datesh, Jonathan Hirt Hagen, Thomas B. Hagen, C. Scott Hartz, Brian A. Hudson, Sr., George R. Lucore, Thomas W. Palmer and Elizabeth Hirt Vorsheck for election as directors by the holders of Class B common stock at our annual meeting. If elected, such persons would serve until our 2023 annual meeting of shareholders and until their successors are elected and qualified.

Candidates for Election

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by our nominating committee. Our board of directors has no reason to believe the nominees named will be unable to serve if elected.

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The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, age (as of April 1, 2022), service as a director, business experience, other public company director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our nominating committee to conclude that the person should serve as a member of our board of directors:

J. Ralph Borneman, Jr., CIC, CPIA
Age: 83 Director since 1992

President, Chief Executive Officer and Chairman of the Board, Body-Borneman Insurance & Financial Services LLC, insurance agency, Boyertown, PA, 2005 to present; President, Chief Executive Officer and Chairman of the Board, Body-Borneman Associates, Inc., insurance agency; President, Body-Borneman, Ltd. and Body-Borneman, Inc., 1967-2005, insurance agencies he co-founded.

Mr. Borneman has extensive knowledge of, and more than 55 years of experience with, the business of insurance, agency matters, sales and marketing, and insurance distribution strategies. He is a past President of the Professional Insurance Agents Association of Pennsylvania, Maryland and Delaware and has prior experience as a director of other public companies.

Eugene C. Connell, FCAS, CFA, CPCU
Age: 67 Director since 2017

Independent Investor and Advisor, Erie, PA, since 2011; Chief Executive Officer, RendrFX, Inc., video software, 2017-2018; Deputy Secretary, Commonwealth of Pennsylvania Department of Labor and Industry, Harrisburg, PA, 2013-2014; Executive Vice President, Property/Casualty Products, Risk Lighthouse, LLC, an economic risk intelligence firm, Atlanta, GA, 2012; Senior Vice President and Chief Actuary (1988-2011) and Chief Risk Officer (2005-2011), Erie Insurance Group, Erie, PA.

Mr. Connell has more than 40 years of experience in the insurance industry, including a 23-year career with the Company during which he held several senior leadership positions, including Chief Actuary and Chief Risk Officer. He has extensive experience in actuarial science; automobile, property and workers compensation insurance; development of property and casualty insurance products; financial planning and modeling; investments; insurance regulation; and risk management. Mr. Connell also satisfies the SEC requirements of an audit committee financial expert and has been so designated by the Company’s board of directors.

Salvatore Correnti, CFA, CCM, FLMI
Age: 61 Director since 2018

Director, Builders Insurance (A Mutual Captive Company), Atlanta, GA, since 2013; Director, Oil Casualty Investment Corporation Ltd, Bermuda, from March 2017 to March 2022; Adjunct Professor, Towson University, Towson, MD, from 2015 to 2021; Non-Executive Vice-Chair of the Board of Directors of Conning Holdings Corporation, Hartford, CT; Conning Holdings Ltd, UK, 2012-2017; Chief Executive Officer of Conning Holdings/Conning Asset Management, 2003-2012.

Mr. Correnti has extensive experience with investments and insurance having held executive positions at USF&G, Swiss Re, and Conning. In his current role as a director of Builders Insurance, he serves as chair of the Investment Committee and serves on the Audit and Governance Committees. Mr. Correnti also has executive management experience serving six years as head of asset-liability management, five years as a chief operating officer, and then for nine years as chief executive officer of a global asset management company with more than $120 billion in assets under management.

12    Erie Indemnity Company

LuAnn Datesh, ESQ.
Age: 67 Director since 2016

Vice President, General Counsel and Corporate Secretary, Olympus Energy LLC, an oil and natural gas company, Canonsburg, PA since May 2019; a director and shareholder, Sherrard, German & Kelly, P.C., September 2016-May 2019; Vice President, CNX Gas Corporation, an oil and gas company, Canonsburg, PA, February 2016-September 2016; Vice President, CONSOL Energy, Inc., an energy company, 2011-2016; Assistant General Counsel, CONSOL Energy, Inc., 2009-2011.

Ms. Datesh has significant experience with the legal, governance and risk management aspects of another publicly-held, regulated company where she was an officer of multiple subsidiaries. She also has executive management experience overseeing a wide variety of corporate transactions and an extensive background in corporate law, finance, business counseling and managing large real estate holdings.

Jonathan Hirt Hagen, J.D.
Age: 59 Director since 2005

Vice Chairman of the Board of our Company since 2013 and Chairman of the Board of our affiliated insurance companies since 2018; Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 2015; Vice Chairman, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, from 1999-2017; private investor, since 1990.

Mr. Hagen, as the grandson of our late founder and longtime leader of the Company, H.O. Hirt, and son of Chairman Thomas B. Hagen and the late longtime director Susan Hirt Hagen, has a thorough knowledge and understanding of our operations, history and culture. He is one of three trustees of the H.O. Hirt Trusts which control a majority of our voting stock. His extensive business and legal educational background, prior insurance experience and service on our board also give him broad knowledge of the insurance industry, business law and corporate governance issues. In addition, he has experience with his family’s business interests, as a private investor and as a director of another public company.

Thomas B. Hagen
Age: 86 Director since 2007 Prior Board Service 1979-1998

Chairman of the Board of our Company (since 2007) and of our affiliated insurance companies (2007-2018), an employee (1953-1995) and former agent of the Company, including service as President (1982-1990) and Chairman and CEO (1990-1993); Owner and Manager, Historic Erie Restorations LLC, since 2018; Chairman, Custom Group Industries, Erie, PA, complex fabrications, heating platens and precision machining manufacturing companies, since 1997; General Partner, Hagen Family Limited Partnership, since 1989.

Mr. Hagen is the son-in-law and close associate of our late co-founder and longtime leader of the Company, H.O. Hirt. Mr. Hagen has extensive ERIE and insurance industry knowledge and experience through his long association with ERIE starting in 1953 and subsequently serving in a variety of leadership roles, including as our CEO. He has held leadership positions in various insurance industry and business trade groups, including past Chairman of the Pennsylvania Chamber of Business & Industry and past Chairman of the Insurance Federation of Pennsylvania. He also has broad executive management and leadership experience having served on various civic and business boards of directors, including the boards of three other public companies, one of them NYSE listed. He has served as Pennsylvania’s Secretary of Commerce and Secretary of Community & Economic Development, and is a retired Captain in the U.S. Navy Reserve. He controls the second largest voting and the largest non-voting shareholding interests in our Company.

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C. Scott Hartz, CPA
Age: 76 Director since 2003

Retired senior executive and private investor, principally in start-up technology related ventures; Director of EMMA Health Technologies, a manufacturer of medical devices, since January 2019; Managing Director, InRange Investor Group, LLC, since November 2019; Director, Averatek, an SRI International “spin out” nano technology-based material science company; Chief Executive Officer, The Hartz Group, strategy and technology consulting, Bala Cynwyd, PA since 2003.

Prior to joining the Company’s board, Mr. Hartz spent 32 years with PwC Consulting, the last seven years as Global Chief Executive Officer for a world-wide organization with a 30,000 person professional staff. Mr. Hartz has a strong background in information technology, cyber-security, consulting and investments. He has prior experience in executive management, as a director of another public company and as an Advisory Board member of a national non-profit organization.

Brian A. Hudson, Sr., CPA, CGMA, CTP
Age: 67 Director since 2017

Director, MidPenn Bank, since January 2021; Retired Executive Director and Chief Executive Officer, Pennsylvania Housing Finance Agency, Harrisburg, PA, 2003-February 2020; Director, Federal Home Loan Bank of Pittsburgh, 2007-2017.

Mr. Hudson has 15 years of experience as chief financial officer and 14 years as chief executive officer of a multi-billion dollar corporation and instrumentality of the Commonwealth of Pennsylvania. In addition to being a Certified Public Accountant (CPA) and holding a Chartered Global Management Accountant (CGMA) designation, Mr. Hudson is a Certified Treasury Professional (CTP). Until 2017, he was a member of the Board of Directors, and Chair of the Audit Committee, of the Federal Home Loan Bank of Pittsburgh and has more than 35 years of experience in managing a large investment portfolio and the placement of bond issues. Mr. Hudson satisfies the SEC requirements of an audit committee financial expert and has been so designated by the Company’s board of directors. He also has experience as a director of another public company.

George R. Lucore, AAM, AIM, AIT, CIC, CPCU, LUTCF
Age: 71 Director since 2016

Managing Director, PAFLA Properties, LLC, property management, since 2009; Executive Vice President — Field Operations of the Company, 2008-2010.

Mr. Lucore had a 36-year association with the Company during which he held several senior and executive leadership positions in addition to management roles in several of our field offices. He has extensive knowledge of the insurance industry, including agency, marketing and distribution systems; was previously involved with the geographic expansion of the Erie Insurance Group into a number of states; and has taught courses in risk management and life and health insurance at the college level.

Thomas W. Palmer, ESQ.
Age: 74 Director since 2006

Of counsel to the law firm of Marshall & Melhorn, LLC, Toledo, OH, since 2019; Member (including service as a managing member) of Marshall & Melhorn, LLC, 1972-2019.

Mr. Palmer has significant experience with business and corporate law, business dispute resolution, corporate governance, financial reporting and family-owned enterprises. He also has prior experience as a director of another public company.

14    Erie Indemnity Company

Elizabeth Hirt Vorsheck
Age: 66 Director since 2007

Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 2007; more than 40 years’ experience as managing principal of family business interests; private investor; and 21 years’ experience as principal of a family charitable foundation and other charitable initiatives.

Mrs. Vorsheck is a granddaughter of H.O. Hirt, the late founder and longtime leader of the Company, a daughter of F.W. Hirt, the late founder of Erie Family Life Insurance Company, who served the Erie Indemnity Company in many distinguished positions, culminating his lifelong career as Chairman of the Board having built and expanded the Erie Insurance Group of companies, and niece of Thomas B. Hagen and the late Susan Hirt Hagen. Mrs. Vorsheck is one of three trustees of the H.O. Hirt Trusts which control a majority of our voting stock. In addition, she individually directly controls a significant shareholding interest in the Company.

Independent Directors

Our board of directors has determined that each of the following directors and director nominees satisfies the definition of an “independent director” as set forth in the rules promulgated by Nasdaq:

Eugene C. Connell	Thomas B. Hagen	Thomas W. Palmer
Salvatore Correnti	C. Scott Hartz	Elizabeth Hirt Vorsheck
LuAnn Datesh	Brian A. Hudson, Sr.
Jonathan Hirt Hagen	George R. Lucore

Director J. Ralph Borneman, Jr. does not meet the Nasdaq definition of an independent director since he is an owner and executive officer of an insurance agency that receives commission payments from the Company. See Related Person Transactions.

Required Vote

Cumulative voting rights do not exist with respect to the election of directors. A director nominee shall only be elected if the total votes cast by the voting shareholders for the election of such director nominee represents a majority of the Class B shares outstanding and entitled to vote at our annual meeting. An abstention will count as a vote against the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CANDIDATES FOR DIRECTOR NOMINATED BY OUR NOMINATING COMMITTEE.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, and the decisions the compensation committee of the board of directors has made pursuant to those programs. SEC regulations require disclosure of information about the compensation of our named executive officers, or “NEOs.” This includes our CEO, our CFO, and the next three most highly compensated officers of the Company. The following discussion focuses on the compensation of our NEOs for 2021, identified in the table below.

2021 Named Executive Officers

Principal executive officer	Timothy G. NeCastro
President and Chief Executive Officer
Principal financial officer	Gregory J. Gutting
Executive Vice President and Chief Financial Officer
Next three most highly compensated officers	Lorianne Feltz
Executive Vice President, Claims and Customer Service
Robert C. Ingram, III
Former Executive Vice President and Chief Information Officer(1)
Douglas E. Smith
Executive Vice President, Sales and Products

(1)	Effective December 31, 2021, Mr. Ingram retired from the Company.

The Summary Compensation Table and supplemental tables thereunder report compensation calculated for our NEOs in accordance with the rules and regulations of the SEC.

Executive Summary

Our executive compensation program is developed and monitored by our compensation committee. We provide a mix of fixed and variable compensation that is intended to motivate our executives to execute on short- and long-term objectives that build sustainable long-term value for our enterprise. Base salary is established after consideration of external competitiveness and the level of experience of each executive. Variable compensation is based on a “pay-for-performance” philosophy and tied to our corporate strategy. The outcome of current year performance is recognized by our Annual Incentive Plan, or “AIP,” and longer-term performance is measured over a three-year period and rewarded by our Long Term Incentive Plan, or “LTIP.”

Our AIP utilizes goals that are based on operational results, or “company performance goals,” and individual accomplishments, or “individual performance goals.” For our 2021 AIP, company performance goals included (1) the Property and Casualty Group’s growth in direct written premium, or “DWP,” (2) the Property and Casualty Group’s growth in policies in force, or “PIF,” and (3) statutory combined ratio.

Since statutory combined ratio is significantly impacted by policyholder driving behaviors which remained unpredictable going into 2021 due to the continuation of the COVID-19 pandemic, particularly in the first nine months of the year, we compared our annual performance of this metric to the total property and casualty insurance industry for the first nine months of 2021, as reported by AM Best, with the target being performance equal to the industry. For the last three months of the year, we compared our results to an absolute target based on the Company’s operating plan and projections for the fourth quarter of 2021 (see Annual Incentive Plan below for more information).

16    Erie Indemnity Company

For 2021, our results were as follows:

AIP Corporate Measures(1)	2021 Target	2021 Year End Result	Payout (as a % of Target)
Direct Written Premium	2.2%	3.3%	155.0%
Policies in Force	3.1%	3.2%	110.0%
Statutory Combined Ratio(2)
January 2021 — September 2021	99.6%	98.7%	130.0%
October 2021 — December 2021	101.0%	119.6%	0.0%
OVERALL CORPORATE PERFORMANCE			119.5%

(1)	Corporate measures weightings: Direct Written Premium (35%), Policies in Force (15%), Statutory Combined Ratio (50%)

(2)	Performance for statutory combined ratio for the period January 2021 — September 2021 is based upon performance relative to the property and casualty insurance industry.

The performance goals for our LTIP are DWP growth, statutory combined ratio and return on invested assets, or “ROIA.” The LTIP is designed to reward participants based upon performance relative to an established peer group (see Long Term Incentive Plan below for the composition of the peer group). Performance below that of the peer group results in payouts below target; performance equal to that of the peer group results in payouts at target; and performance better than the peer group results in payouts in excess of target. To achieve a maximum payout, our three-year DWP growth must exceed the peer group results by 450 basis points; statutory combined ratio must be lower than the peer group results by 600 basis points; and our ROIA must exceed the peer group results by 262.5 basis points.

To date, we have information on 11 of the 12 measurement quarters for the 2019-2021 LTIP performance period and we expect performance relative to our peer group to be less than the 2018-2020 performance period, as illustrated below.

LTIP Measure	Performance Period		ERIE Result	Peer Group Result	Basis Points Difference	Under/Over Performance
Direct Written Premium	2018-2020		4.6%	3.6%	102.0	over
	2019-2021	*	3.4%	5.1%	-172.0	under
Statutory Combined Ratio	2018-2020		100.5%	98.6%	190.6	under
	2019-2021	*	100.5%	99.0%	151.8	under
Return on Invested Assets	2018-2020		5.35%	5.01%	33.9	over
	2019-2021	*	7.34%	6.62%	72.3	over

* Results for the 2019-2021 performance period are projected.

Our DWP growth underperformed our peers. Our combined ratio is projected to be higher than the peer group for the 2019-2021 LTIP performance period. Our ROIA is expected to be better than the peer group. We expect the overall performance factor used to determine the payments to our NEOs under the LTIP to be less than the prior year.

Additional information regarding our financial results for the year ended December 31, 2021, is provided in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on February 24, 2022.

Say-on-Pay and Frequency of Say-on-Pay Advisory Vote Results

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act,” gives our Class B voting shareholders the right to approve, on a non-binding advisory basis, the compensation paid to our NEOs as disclosed in our information statement. At our 2020 Annual Meeting of Shareholders, our voting shareholders unanimously approved the compensation of the Company’s NEOs. After considering the results of the vote, our compensation committee determined that no material changes to our compensation programs were necessary.

Companies subject to the “say-on-pay” rules are required to hold a shareholder vote at least once every six calendar years to determine the frequency of the say-on-pay vote — annually, biennially or triennially. In 2017, our Class B voting shareholders selected, on a non-binding advisory basis, “every three years” as the preferred

2022 Information Statement    17

frequency for having the opportunity to vote on the compensation of our NEOs. Our next advisory votes on the compensation of our NEOs and the preferred frequency of such vote will take place at our 2023 Annual Meeting.

Risk Management in Executive Compensation Plan Design

The compensation committee evaluates the risks associated with the annual and long-term incentive compensation programs for our executive and senior leaders. This evaluation, conducted annually, is intended to minimize the risk that such programs will promote behavior that could negatively impact the value of the Company or the Exchange. The compensation committee ensures that performance measures used in these programs align with our overall business strategy.

There was one material change to our AIP in 2021 with the addition of a third company performance goal, increase in PIF. The compensation committee determined the change did not create undue material risk to the Company. Other tools used to manage executive compensation risk and promote effective governance are identified in the table below.

Measures Used to Mitigate Compensation Risk

Recoupment of Bonuses	Our policy on recoupment of officer bonuses allows us to recover bonuses paid under our AIP and LTIP under certain circumstances. See Policy on Recoupment of Officer Bonuses.
Committee Discretion	Our compensation committee has the discretion to reduce awards to any individual participant in the incentive plans.
Peer Group Comparison	The compensation committee compares our property and casualty insurance results to a peer group of companies in our LTIP. The committee closely monitors our results and those of our peers during each three-year performance period to determine whether we are performing above or below the industry and the impact on plan performance.(1)
AIP Funding Qualifier	Company financial results are considered before making payments to individuals to ensure payouts are not made if overall performance is poor.
Multiple Performance Measures	Both the annual and long-term incentive plans use multiple goals, thereby diversifying the risk associated with any single measure of performance.
Maximum Payout Opportunity	We limit the amounts that may be earned under any award of performance-based compensation.
Policy for Minimum Stock Ownership Levels	We believe that requiring executives to hold shares of our stock for an extended period of time discourages them from taking risks for short-term or immediate gain. See Policy for Minimum Stock Ownership Levels.
Plan Governance	All of our incentive plans have written plan documents. Depending on the plan, amendments require the approval of either the board, the compensation committee and/or our Human Resources Division.
Anti-Hedging Policy	This policy prohibits directors and officers of the Company who are subject to the Policy for Minimum Stock Ownership Levels, as well as their spouses and any individuals residing in the same household, from engaging in transactions that are designed to offset a decrease in the market value of company stock.

(1)

We use two peer groups in our executive compensation program. The LTIP peer group, against which our long-term performance is measured, represents a significant share of the industry’s property and casualty premium and our compensation committee believes that this group is representative of our competition. Our executive compensation benchmarking peer group is composed of companies we consider to be competitors for policyholders and employees, and similar to us in terms of lines of business, net premiums written and/or asset size.

18    Erie Indemnity Company

Executive Compensation Philosophy and Structure

The goal of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner that balances the interests of our shareholders with those of the policyholders of the Exchange. To achieve this objective, we design executive compensation programs that encourage our executives to strive for performance that exceeds the industry average. We provide a mix of fixed and variable compensation that is intended to motivate our executives to execute on short- and long-term objectives that build sustainable long-term value. We achieve these objectives by providing the elements of executive compensation identified in the table below.

Components of our Executive Compensation Program

Base Salary	Represents a fixed level of cash compensation for the executive’s competencies and the regular duties they perform in their role. Base salaries are linked to other compensation elements, including target award opportunities for short- and long-term incentive plans.
AIP	A performance-based annual incentive program that provides each executive an opportunity to earn a cash award based on the achievement of pre-determined goals or other performance objectives during a one-year period.
LTIP	A long-term incentive program that provides an opportunity for each executive to earn an award based on the achievement of performance objectives, as measured against a pre-defined peer group, that create long-term value for our shareholders and the policyholders of the Exchange.
Benefits	Benefits that include an unfunded, non-qualified supplemental retirement plan, or “SERP,” that enables eligible participants to earn benefits in excess of those that can be earned under our tax-qualified defined benefit pension plan, or “pension plan,” and an unfunded, non-qualified deferred compensation arrangement, or “deferred compensation plan,” that enables eligible participants to defer receipt of all or part of their base salary and/or AIP award to a later date. We offer an unfunded, non-qualified “incentive compensation deferral plan” that enables eligible participants to defer receipt of their AIP or LTIP award. We provide the following matching contributions in our 401(k) plan: 100 percent of the first three percent of pay contributed by the employee, and 50 percent of the next two percent of employee contributions.

Executive Compensation Principles

Our executive compensation program includes industry best practices.

What We Do

✓	Pay for Performance. A significant percentage of total target direct compensation is pay at-risk and connected to performance.

✓	Link Performance Measures and Strategic Objectives. Performance measures for incentive compensation are linked to operating priorities.

✓	Consult with Independent Compensation Advisor. The committee retains an independent consultant to review our executive compensation programs and practices.

✓	Target Pay at the 50th Percentile of Peers. We target total direct compensation at the 50th percentile of our peers.

✓	Benchmark to Peers. We benchmark our executive compensation program and review the composition of the peer group annually.

✓	Limit the Maximum Payout Opportunity. We establish maximum amounts that may be earned under any award of performance-based compensation.

✓	Require Minimum Levels of Stock Ownership. We require executives to hold shares of our stock for an extended period of time because we believe it discourages them from taking risks for short-term or immediate gain.

✓	Recoup Compensation Under Certain Circumstances. Awards made to executives are subject to recoupment in specified situations.

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What We Don’t Do

✘	No Accelerated Vesting of Performance Shares. Our LTIP does not provide for accelerated vesting of performance shares in the event of a termination of employment, other than for retirement, death, or disability.

✘	No Excessive Perquisites. Our executives receive minimal perquisites and do not receive tax gross-ups, except for guest travel, residential home security, and personal use of the company aircraft.

✘	No Stock Options. We do not offer stock options or stock appreciation rights (SARs).

✘	No Employment Agreements. We do not have employment agreements with any of our executive officers.

Relationship Between Pay and Performance

Our variable pay compensation is tied to (1) each executive’s individual performance and (2) the performance of the Company and the Exchange, thereby supporting our performance-based compensation philosophy. Because our executives have a greater ability to influence our performance and financial results through their decisions, the percentage of their total compensation comprised of variable pay increases with level of responsibility.

Variable compensation opportunities (long- and short-term incentive target awards) comprised approximately 76 percent of our CEO’s total target annual compensation in 2021, 49 percent of which was in the form of long-term awards tied to corporate performance. Variable compensation opportunities comprised approximately 60 percent of our other NEOs’ total target annual compensation in 2021, 36 percent of which was in the form of long-term awards. We believe that tying a meaningful portion of our NEOs’ target earnings opportunity to variable compensation, while providing competitive levels of base salary, strikes an appropriate balance between achievement of operational goals and the pay earned by our executives.

20    Erie Indemnity Company

Setting Executive Compensation

Our compensation committee determines the compensation philosophy and policies for our executive officers, including our CEO and executive vice presidents. The committee is responsible for establishing principles that guide the design of compensation programs for all executives. In doing so, it reviews the performance of each executive and establishes individual compensation levels. The committee considers the nature and extent of each executive’s skills, scope of responsibilities, performance and effectiveness in supporting our long-term goals. The committee engaged Aon, an independent consultant, to assist it with the development and setting of executive compensation for 2021. In preparing the 2021 benchmark and survey data, Aon utilized the following best practice methodologies:

Benchmark Positions	Competitive compensation levels for our executives were determined by matching each position to survey benchmark positions in the market.
Third-Party Compensation Data	Compensation data was obtained from published insurance industry and general industry sources and from third party consulting firms, including Mercer Consulting, Willis Towers Watson and Aon. Our existing compensation levels were analyzed and compared at the 50th percentile on a size-adjusted basis for similar positions.
Peer Group	Compensation data was obtained for a peer group of property and casualty companies. We consider these insurance companies to be our competitors for policyholders, and in some cases employees, and similar to us in terms of lines of business, net premiums written and/or asset size.

Changes were made to the composition of the peer group used in our base salary analysis for 2021. To align with a change made to our LTIP peer group in 2019, State Auto Insurance Companies was removed, and Westfield Insurance was added.

2021 Executive Compensation Benchmarking Peer Group

American Family Insurance Group

Amica Mutual Insurance Group

Auto Club Group

The Cincinnati Insurance Companies

CSAA Insurance Exchange

COUNTRY Financial

Farmers Insurance Group

The Hanover Insurance Group

Property and Casualty Companies

Nationwide Insurance

Sentry Insurance Group

USAA Group

Westfield Insurance

In 2021, we paid Aon $30,722 for consulting services and $11,500 for compensation survey participation. We paid McLagan Partners, Inc., a division of Aon, $5,500 for compensation survey participation. Our compensation committee has reviewed these services and determined that they do not impair the independence of Aon.

Principal Components of Executive Compensation

The principal components of our executive compensation program are base salary and bonus opportunities under our AIP and LTIP. Each of these items is discussed below.

Base Salary

The committee set the 2021 base salaries of the NEOs, effective March 1, 2021. The adjustments were based on performance and/or market comparisons.

Name	2021 Annual Base Salary	2020 Annual Base Salary
Timothy G. NeCastro	$970,000	$950,000
Gregory J. Gutting	$560,000	$550,000
Lorianne Feltz	$440,000	$430,000
Robert C. Ingram, III	$552,500	$542,500
Douglas E. Smith	$440,000	$430,000

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Annual Incentive Plan

The 2021 AIP payouts for our NEOs were based on the attainment of company and individual performance goals established at the beginning of 2021. Our compensation committee believes that an appropriate balance of corporate and individual performance goals results in increased differentiation of rewards and improved line of sight among participants. Therefore, the weighting between corporate and individual performance goals is based on a NEO’s role within the organization. For each of our NEOs, company performance measures are weighted 80 percent and individual performance measures are weighted 20 percent.

Once the target percentages, expressed as a percent of base salary, were determined for the NEOs, our compensation committee, with support from our board of directors, established AIP performance measures intended to drive strong organizational performance. At the end of each year our board of directors and management review our historical results, operating goals and industry estimates to identify those areas where performance-based incentives would have the greatest impact on helping us achieve our strategic objectives in the following year. As the result of this process, a new company performance goal was added to our AIP in 2021 — increase in policies in force. This metric is a production measure and balances well with the existing company performance goals of increase in direct written premium and statutory combined ratio.

The compensation committee then established a minimum, or “threshold,” a target and a maximum level of achievement for each company performance measure. The maximum was intended to incent participants to achieve a maximum performance payout. If the target for a performance measure is achieved, then the performance measure will be deemed to be earned at 100 percent. If the maximum result for a performance metric is achieved, then the performance measure will be deemed to be earned at 200 percent. Results at or below threshold result in a zero payout and achievement at levels between threshold and target and between target and maximum are determined via linear interpolation.

For 2021, we set the performance outcomes for the statutory combined ratio measure differently than in previous years. Since statutory combined ratio is significantly impacted by policyholder driving behaviors which remained unpredictable going into 2021 due to the continuation of the COVID-19 pandemic, particularly in the first nine months of the year, we compared our performance of this goal to the total property and casualty insurance industry for the first nine months of 2021, with the target being performance equal to the industry. For the last three months of the year, we compared our results to an absolute target based on the company’s operating plan and projections for the fourth quarter of 2021. Actual results for the fourth quarter were negatively impacted by catastrophe and reinsurance activity.

The company performance goals for the NEOs are shown in the table below.

2021 AIP Company Performance Goals

Company Goal	Actual Result	Threshold	Target	Maximum
% increase in Direct Written Premium(1)	3.3%	0.2%	2.2%	4.2%
% increase in Policies in Force(2)	3.2%	2.1%	3.1%	4.1%
Statutory Combined Ratio(3)
January 2021 — September 2021(4)	98.7%	101.6%	99.6%	96.6%
October 2021 — December 2021	119.6%	103.0%	101.0%	98.0%

(1)	The year-over-year percentage increase in the Property and Casualty Group’s DWP.

(2)	The year-over-year percentage increase in the Property and Casualty Group’s PIF.

(3)

The statutory combined ratio of the Property and Casualty Group measures the underwriting profitability of our property and casualty insurance business without consideration of investment earnings or federal income taxes.

(4)

We compared our combined ratio to the total property and casualty insurance industry for the first nine months of 2021, as reported by AM Best. Target performance was defined as performance equal to the industry. Threshold was set at 200 basis points above the industry, and maximum was set at 300 basis points below the industry.

The committee believes these company performance goals promote growth (measured by the increase in DWP and PIF) and foster a strong underwriting discipline (measured by the statutory combined ratio).

22    Erie Indemnity Company

2021 AIP Individual Performance Goals

Each NEO was assigned individual goals related to their scope of responsibility and aligned with our overall strategic priorities. These goals account for 20 percent of each NEO’s AIP award and may be qualitative or quantitative in nature. Our compensation committee has determined that achievement of these individual goals would require substantial and sustained performance by the NEOs; however, we believe that disclosure of these goals could cause competitive harm.

2021 AIP Targets and Awards

The 2021 target and level of achievement relative to target for AIP awards earned appear in the table below. AIP bonuses were paid on March 15, 2022 and are shown in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

Name	AIP Target as a % of Base Salary	Achievement Relative to Threshold, Target or Maximum
Timothy G. NeCastro	110%	Above Target
Gregory J. Gutting	60%	Above Target
Lorianne Feltz	60%	Above Target
Robert C. Ingram, III	60%	Above Target
Douglas E. Smith	60%	Above Target

We continued our use of a funding qualifier for the 2021 AIP. The compensation committee determined that it would be appropriate to first consider our overall financial results before making payments to individuals based on achievement of the specific performance goals set forth above. The funding qualifier is a corporate performance threshold that is based on our net operating income, or “NOI.” NOI is the Company’s net income, excluding: (i) realized capital gains and losses; (ii) impairment losses; (iii) related federal income taxes; (iv) losses from discontinued operations; (v) debt prepayment penalties; (vi) extraordinary gains or losses; (vii) the cumulative effect of accounting changes or the effect of material changes in tax laws; (viii) acquisitions or divestitures; (ix) unusual or nonrecurring items; (x) asset write downs; (xi) litigation, claims, judgments, or settlements not related to core operations; (xii) expenses for reorganization or restructuring initiatives; (xiii) currency fluctuations; and (xiv) reserve strengthening or financing activities. Use of NOI as the measure for the funding qualifier gives appropriate consideration to the interests of both our shareholders and the participants in our AIP.

The funding qualifier under our 2021 AIP was 75 percent of the Company’s forecasted NOI for 2021. For an AIP payout to occur, 2021 NOI had to exceed $193 million. Our 2021 NOI totaled $298 million, thereby satisfying this requirement.

Long Term Incentive Plan

The purpose of our LTIP is to enhance our growth and profitability, and that of the Exchange, by providing longer term rewards to executives who are capable of having a significant impact on performance. We accomplish this by providing our executives with incentives based on attainment of certain performance goals over three-year performance periods. Performance is measured and compared to an industry peer group selected by the compensation committee. The LTIP permits grants of performance shares, performance units and/or phantom stock. Performance shares represent the right to receive shares of common stock or cash. Performance units and phantom stock represent the right to receive a cash payment. Awards for the performance periods beginning in 2019, 2020 and 2021 were granted in phantom stock and will be paid in cash. The number of performance shares authorized for grant under the LTIP is 1.5 million shares. No performance shares have been issued under the LTIP. Accordingly, 1.5 million shares of Class A common stock are available for issuance under the LTIP. We purchase our Class A common stock in the open market to settle performance share awards; we do not issue new shares to settle stock awards.

2022 Information Statement    23

LTIP Peer Group

The compensation committee believes the peer group below is representative of the property and casualty industry, as it comprises a large share of the industry’s premiums.

2021-2023 LTIP Peer Group

Allstate Insurance Group American Family Insurance Group Amica Mutual Group Auto Owners Insurance Group The Cincinnati Insurance Companies COUNTRY Financial	Farmers Insurance Group Government Employees Insurance Group (GEICO) Grange Mutual Casualty Pool Liberty Mutual Insurance Companies	Nationwide Insurance Progressive Insurance Group State Farm Group Travelers Group USAA Group Westfield Group

LTIP Targets

The table below shows LTIP targets expressed as a percentage of base salary.

Name	LTIP Target as a % of Base Salary
Timothy G. NeCastro	200%
Gregory J. Gutting	90%
Lorianne Feltz	90%
Robert C. Ingram, III	90%
Douglas E. Smith	90%

The target number of shares for each participant was calculated by dividing the target equity incentive plan award by $246.50, the average closing share price of our Class A common stock for the first 20 business days of the performance period. Opportunities under the LTIP range from 0 to 250 percent of target.

LTIP Performance Measures & Weightings

The performance measures for the LTIP are DWP (40 percent weight), statutory combined ratio (40 percent weight) and ROIA (20 percent weight). Given the nature of our business, underwriting profitability and return on investments are important to long-term financial strength. The Property and Casualty Group’s DWP growth is also important to our financial results as it is the primary driver of the management fee revenue we earn from the Exchange.

The 2019-2021 performance period is closed. The payout, pending approval from our compensation committee, will be made later in 2022 since computations require peer group data that is not yet available. To date, for this performance period, we have information on eleven of the twelve measurement quarters and expect the payout to be approximately 66 percent of target.

24    Erie Indemnity Company

Retirement Benefits and Perquisites

We believe retirement benefits are an important part of a competitive reward opportunity that enables us to attract and retain talented leaders. We also offer our executives a limited number of perquisites.

Pension Plan	• Provided to all eligible employees since 1946
SERP(1)	• Provided to executive officers, senior vice presidents and other select officers of the Company • Encourages retention and long service careers
Deferred Compensation Plan	• Provided to executive officers, senior vice presidents and other select officers of the Company • Unfunded, non-qualified deferred compensation
Incentive Compensation Deferral Plan	• Provided to executive officers, senior vice presidents and other select officers of the Company • Unfunded, non-qualified incentive compensation deferral
Perquisites

•  In addition to broad-based benefits offered generally to all of our full-time employees, executives are offered:

○   Business club memberships

○   Airline club memberships as needed

○   Comprehensive financial counseling

○   Officer physicals

○   Accidental death benefits

○   Guest travel

○   Residential home security

○   Personal use of company aircraft

○   Tax gross-ups for residential home security, guest and personal use of company aircraft

(1)

We provide a SERP to our NEOs in response to those provisions of the Internal Revenue Code of 1986, or the “Code,” that limit the maximum annual pension award that can be paid to any eligible employee. As illustrated in the Pension Benefits table, an older NEO can produce a significantly higher present value compared to a younger, more highly paid NEO. This result occurs primarily because the nearer a NEO is to normal retirement age, the shorter the discount period used in calculating the present value of the benefits. In addition, amounts in the Pension Benefits table may increase or decrease from year to year. This is the result of discount rates used in the calculations. See Executive Compensation — Pension Plan.

Policy on Recoupment of Officer Bonuses

We have a “clawback” policy that applies to AIP and LTIP payouts. To the extent permitted by law, our policy requires the reimbursement of all or a portion of any performance-based annual or long-term bonus paid to any officer where (a) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement, and (b) a lower payment would have been made to the officer based upon the restated financial results. In each such instance the Company will, to the extent practicable, seek to recover the amount by which the officer’s bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. We will not seek to recover bonuses paid more than two years prior to the date on which our board of directors was made aware of the need to restate our financial statements. We will continue to monitor regulatory requirements and adjust our policy as necessary.

To the extent permitted by law, officers are also required to reimburse us for any performance-based annual or long-term bonus we paid to such officer where the officer’s employment with the Company was terminated for cause either prior to the payment of the bonus or within six months thereafter.

Policy for Minimum Stock Ownership Levels

Our Policy for Minimum Stock Ownership Levels is designed to promote greater alignment with the interests of our shareholders through ownership of Company stock and achieve a stronger correlation to market-prevalent stock ownership practices of public companies. The policy requires our executive and senior officers to acquire and hold Erie Indemnity Company stock with a market value equal to a specific multiple of base salary. Owned shares, shares held in our 401(k) savings plan, shares issued under the LTIP and share credits issued under the Incentive Compensation Deferral Plan are counted toward satisfying the ownership requirement.

2022 Information Statement    25

Officers who are covered by the policy must achieve their minimum ownership level by the fifth anniversary of becoming a covered officer. If a covered officer is appointed to a position with a higher minimum ownership requirement, the difference between the two levels must be achieved by the fifth anniversary of the new appointment. The original timeframe shall continue to apply to the prior ownership requirement.

The policy further provides that, once a covered officer owns or is credited with enough shares to satisfy their minimum ownership requirement, they are not required to acquire additional shares in the event of a decline in stock price or increase in base salary. The dollar value of the minimum stock ownership requirement does not fluctuate unless the covered officer is promoted to a position that has a higher ownership requirement.

The following table shows the required stock ownership levels and the share ownership of our NEOs as of December 31, 2021:

Name	Target Ownership Level	# of Shares Owned at 12/31/2021	Met Target
Timothy G. NeCastro	4x base salary	27,246	Yes
Gregory J. Gutting	3x base salary	9,224	Yes
Lorianne Feltz	3x base salary	7,006	Yes
Robert C. Ingram, III	3x base salary	N/A	N/A
Douglas E. Smith	3x base salary	5,118	Yes

Anti-Hedging Policy

We have an “Anti-Hedging Policy” that prohibits members of the Company’s board of directors and those officers of the Company who are subject to the Policy for Minimum Stock Ownership Levels, as well as their spouses and any individuals residing in the same household, from engaging in hedging or monetization transactions with respect to Company securities including, but not limited to: (i) purchasing put or call options or other derivative instruments; (ii) using financial instruments, such as exchange funds, variable prepaid forwards, equity swaps, collars and forwards; and (iii) establishing short positions in Company stock (collectively, “Prohibited Transactions”). Our board of directors believes that it is in the best interests of Company shareholders, and promotes the Company’s commitment to sound corporate governance, to prohibit individuals subject to this policy from engaging in Prohibited Transactions, as such transactions can disrupt the alignment between those individuals and the Company’s other shareholders, compromise Company compensation programs and philosophies, and undermine polices regarding stock ownership.

Tax Implications of Executive Compensation

Our compensation committee will continue to monitor guidance from the IRS to balance the benefits of deductibility with the goals of our executive compensation program.

Agreements with Executive Officers

We have no employment agreements with any NEOs. For termination scenarios relating to our NEOs, and a discussion of the agreement entered into with Mr. Ingram prior to the end of his employment with us, see Executive Compensation — Potential Termination or Change in Control Payments.

Under the terms of our AIP and LTIP, participants forfeit their entire award if they terminate employment with us prior to the end of the applicable performance period unless such termination is by reason of death, permanent disability, or normal or early retirement as defined in the plans. If a participant’s employment terminates before the last day of the performance period by reason other than death, permanent disability or normal or early retirement, our compensation committee may, in its discretion, determine that the participant’s interest in all or a portion of the award for that performance period shall be vested.

Mr. Ingram retired on December 31, 2021. Because he did meet the definitions of “retirement” or “early retirement” under the LTIP, our compensation committee, with the approval of the board of directors, authorized the Company to enter into an agreement with Mr. Ingram allowing him to vest in a 66 2/3 percent interest in his earned award for the 2020-2022 LTIP performance period, and a 33 1/3 percent interest in his earned award for the 2021-2023 performance period.

26    Erie Indemnity Company

Executive Compensation

The following table sets forth the 2021, 2020, and 2019 compensation of our NEOs. Compensation disclosed herein is for services rendered in all capacities to us, EFL, the Exchange and their subsidiaries and affiliates. Compensation is allocated among us, the Exchange, EFL and their subsidiaries and affiliates according to an estimated proportion of the executives’ time dedicated to the affairs of each entity. Our share of total compensation expense for the NEOs was 55 percent in 2021, 54 percent in 2020, and 44 percent in 2019. Amounts indicated are pre-individual income taxes.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Timothy G. NeCastro President and Chief Executive Officer	2021 2020 2019	966,154 940,385 884,615	885 0 0	1,940,202 1,900,133 1,575,064	1,361,492 1,092,500 360,000	509,104 1,270,170 1,386,628	96,684 60,473 43,403	4,874,521 5,263,661 4,249,710
Gregory J. Gutting Executive Vice President and Chief Financial Officer	2021 2020 2019	558,077 540,385 496,154	824 0 0	504,093 495,077 450,078	438,816 379,500 120,000	199,216 710,671 752,827	39,780 42,160 43,494	1,740,806 2,167,793 1,862,553
Lorianne Feltz Executive Vice President Claims and Customer Service	2021 2020 2019	438,077 424,231 396,154	699 0 0	396,126 387,009 360,090	334,224 288,960 91,200	74,804 652,770 624,305	38,401 63,729 32,670	1,282,331 1,816,699 1,504,419
Robert C. Ingram, III Former Executive Vice President and Chief Information Officer	2021 2020 2019	550,577 538,654 517,212	711 0 0	497,437 488,396 470,353	432,939 374,325 141,075	209,493 316,095 311,928	42,363 62,198 28,954	1,733,520 1,779,668 1,469,522
Douglas E. Smith Executive Vice President Sales and Products	2021 2020	438,077 424,231	699 0	396,126 387,009	321,024 283,800	109,431 470,719	39,345 21,883	1,304,702 1,587,642

(1)	For 2021, this column includes a $500 gift card given to all employees and the associated tax gross up.

(2)

Grants made under our LTIP for the performance periods beginning in, 2019, 2020 and 2021 are shown in the “Stock Awards” column. Grants of phantom stock were made each year, and, upon vesting, participants will be paid in cash. Pursuant to a Retirement Agreement dated December 30, 2021, Mr. Ingram will vest in a 66 2/3 percent interest in his earned award for the 2020-2022 performance period and a 33 1/3 percent interest in his earned award for the 2021-2023 performance period.

(3)	The “Non-Equity Incentive Plan Compensation” column includes payouts made under the AIP during each year.

(4)

Amounts in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column decreased in 2021. The decrease is the result of an increase in discount rates used for calculations. Pension plan rates for 2021, 2020 and 2019 were 3.16 percent, 2.96 percent and 3.59 percent, respectively. SERP rates for 2021, 2020 and 2019 were 3.11 percent, 2.86 percent, and 3.59 percent, respectively.

(5)	See Supplemental Table for All Other Compensation.

Stock Awards: Long Term Incentive Plan

Our LTIP allows awards of phantom stock and the payment of outstanding awards to be made in either cash or stock. The LTIP plan document includes a list of performance measures that may be used to establish performance goals. Awards for the 2021-2023, 2020-2022 and 2019-2021 performance periods are payable in cash. The amounts shown in the Summary Compensation Table for 2021, 2020 and 2019 reflect the grant date fair value of these awards as further described below. Amounts for each performance period will not be earned until December 31 of the third year and may be more or less than the value shown based upon the level of achievement of the performance goals.

For 2021, 2020 and 2019, the grant value of each executive’s target LTIP award (calculated as a percentage of their base salary) was established by our compensation committee. The number of phantom shares awarded in 2021, 2020 and 2019 was calculated by dividing the target LTIP award by $246.50, $167.03 and $138.87, respectively, the average share price for the first 20 business days of each performance period.

2022 Information Statement    27

Non-Equity Incentive Plan Compensation

The “Non-Equity Incentive Plan Compensation” column includes the AIP payouts during each year.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The Summary Compensation Table above includes the net change in the present value of accrued benefits from December 31, 2020 to December 31, 2021 under our pension plan, a tax-qualified defined benefit pension plan, and our SERP, a non-qualified defined benefit arrangement. The present value information presented utilizes assumptions consistent with those used for fiscal year 2021 disclosure under Financial Accounting Standards Board (FASB) Accounting Standards Codification 715, “Compensation — Retirement Plans.” Pension plan discount rates used for December 31, 2021, 2020 and 2019 were 3.16 percent, 2.96 percent and 3.59 percent, respectively.

SERP discount rates used for December 31, 2021, 2020 and 2019 were 3.11 percent, 2.86 percent and 3.59 percent, respectively (no post-retirement discount rate for 2021 or 2020, and 3.09 percent post-retirement discount rate for 2019).

There are no above-market or preferential non-qualified deferred compensation earnings to disclose in this column. See Non-Qualified Deferred Compensation for a description of the investment funds and earnings.

All Other Compensation

The following table provides details of the amounts presented in the “All Other Compensation” column of the Summary Compensation Table.

Supplemental Table for All Other Compensation

Name	Year	401(k) Contribution ($)(1)	Supple- mental 401(k) Match ($)(2)	Tax Gross- Ups ($)(3)	Member- ship Dues ($)(4)	Guest Travel ($)(5)	Other ($)(6)	Total ($)
Timothy G. NeCastro	2021 2020 2019	11,600 11,400 11,200	27,046 0 0	4,389 13,532 11,147	2,918 1,951 1,923	0 0 6,008	50,731 33,590 13,125	96,684 60,473 43,403
Gregory J. Gutting	2021 2020 2019	11,600 11,400 11,200	10,723 10,215 8,646	538 708 3,149	2,895 3,960 3,203	0 0 1,989	14,024 15,877 15,307	39,780 42,160 43,494
Lorianne Feltz	2021 2020 2019	11,600 11,400 11,200	5,923 5,569 0	2,715 14,856 0	2,537 1,696 2,168	0 0 0	15,626 30,208 19,302	38,401 63,729 32,670
Robert C. Ingram, III	2021 2020 2019	11,600 11,400 11,200	10,423 10,146 9,489	998 2,066 0	2,537 1,951 1,923	0 0 0	16,805 36,635 6,342	42,363 62,198 28,954
Douglas E. Smith	2021 2020	11,600 11,400	6,600 5,569	0 0	3,072 2,891	0 0	18,073 2,023	39,345 21,883

(1)

This column includes the company match for our tax-qualified 401(k) savings plan for our employees. For more information on the 401(k) savings plan, see also Part II, Item 8, “Financial Statements and Supplementary Data — Note 9, Postretirement Benefits, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 24, 2022.

(2)

Included in the “Supplemental 401(k) Match” column are our contributions that cannot be credited to the tax-qualified 401(k) savings plan because of compensation and contribution limits imposed by the Code. See Non-qualified Deferred Compensation for additional discussion.

(3)

We pay taxes on behalf of our executives for guest travel, residential home security, and personal use of company aircraft. For 2021, this column includes gross ups for residential home security monitoring services for Mr. NeCastro, Mr. Gutting and Ms. Feltz.

(4)	We provide professional association and business dining club membership dues for executives.

(5)	We pay registration fees and normal travel expenses for an executive’s guest when they accompany the executive to certain business functions.

(6)

The “Other” column includes executive physicals, the company-paid portion of a comprehensive financial counseling program, the company-paid cost of residential home security, the taxable value of group term life insurance, payments for vacation conversion, and taxable fringe benefits. For Mr. NeCastro, Mr. Gutting and Ms. Feltz, this column for 2021 includes $3,168, $988, and $4,576, respectively, for the company cost of residential home security. For Messrs. NeCastro and Smith, amounts paid in 2021 include $37,308 and $16,923, respectively, for vacation conversion. For Mr. Ingram, the amount shown for 2021 includes $8,541 for personal use of the company aircraft. We believe allowing the CEO and NEOs access to a company aircraft for business and personal travel mitigates health and safety risks to Mr. NeCastro and the NEOs and allows them to be immediately available to respond to business priorities.

28    Erie Indemnity Company

Grants of Plan-Based Awards

The following table summarizes awards that were granted during 2021 under our AIP and LTIP.

Grants of Plan-Based Awards Table for 2021

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Plan	Grant Date	Performance Period	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Timothy G. NeCastro	AIP LTIP	2/17/21 2/17/21	2021 2021-2023	0 N/A	1,067,000 N/A	2,134,000 N/A	N/A 0	N/A 7,871	N/A 19,678	N/A 1,940,202
Gregory J. Gutting	AIP LTIP	2/17/21 2/17/21	2021 2021-2023	0 N/A	336,000 N/A	672,000 N/A	N/A 0	N/A 2,045	N/A 5,113	N/A 504,093
Lorianne Feltz	AIP LTIP	2/17/21 2/17/21	2021 2021-2023	0 N/A	264,000 N/A	528,000 N/A	N/A 0	N/A 1,607	N/A 4,018	N/A 396,126
Robert C. Ingram, III(4)	AIP LTIP	2/17/21 2/17/21	2021 2021-2023	0 N/A	331,500 N/A	663,000 N/A	N/A 0	N/A 2,018	N/A 5,045	N/A 497,437
Douglas E. Smith	AIP LTIP	2/17/21 2/17/21	2021 2021-2023	0 N/A	264,000 N/A	528,000 N/A	N/A 0	N/A 1,607	N/A 4,018	N/A 396,126

(1)

The maximum AIP payout is 200 percent of the target award. See Compensation Discussion and Analysis — Annual Incentive Plan and Part II, Item 8, “Financial Statements and Supplementary Data — Note 10, Incentive and Deferred Compensation Plans, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 24, 2022. The minimum funding qualifier for payment of the 2021 AIP awards was satisfied. AIP results were certified and approved by our compensation committee on February 16, 2022, and the awards were paid on March 15, 2022. All payments made under the AIP are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Under the LTIP, our compensation committee grants performance shares, performance units and/or phantom stock to participants. Performance shares represent the right to receive shares of common stock or cash. Performance units and phantom stock represents the right to receive a cash payment. For the 2021-2023 performance period, grants were made in shares of phantom stock and awards will be paid in cash when vested. The maximum payout under this plan is 250 percent of the target award. Awards, if any, for the 2021-2023 performance period will vest at December 31, 2023.

(3)	The grant date fair value of the award was calculated by multiplying the target number of phantom shares by $246.50, the average share price for the first 20 business days of the performance period.

(4)	Pursuant to a Retirement Agreement dated December 30, 2021, Mr. Ingram will vest in a 33 1/3 percent interest in his earned award for the 2021-2023 performance period.

An executive’s target award is established by our compensation committee. The target number of performance shares, performance units and/or phantom stock for each executive is based on a competitive total direct compensation target opportunity and an agreed-upon target pay mix. When our compensation committee approves target awards, it also approves the performance measures, performance goals and the calibration of shares and/or cash awarded at performance levels above and below target. Our compensation committee has the discretion to reduce awards to any individual participant in the incentive plans, and we have a policy for recoupment of officer bonuses. See Compensation Discussion and Analysis.

Under our LTIP, the actual shares or cash paid to an executive at the end of a performance period may be more or less than the executive’s target, but not more than the maximum for that performance period. See also Part II, Item 8, “Financial Statements and Supplementary Data — Note 10, Incentive and Deferred Compensation Plans, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 24, 2022.

2022 Information Statement    29

Outstanding Equity Awards

The following table shows outstanding equity awards at December 31, 2021.

Outstanding Equity Awards at December 31, 2021

Name	Performance Period	Stock Awards Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Timothy G. NeCastro	2021-2023(1) 2020-2022(2) 2019-2021(3)	7,871 11,376 11,342	1,516,427 2,191,700 2,185,150
Gregory J. Gutting	2021-2023(1) 2020-2022(2) 2019-2021(3)	2,045 2,964 3,241	393,990 571,044 624,411
Lorianne Feltz	2021-2023(1) 2020-2022(2) 2019-2021(3)	1,607 2,317 2,593	309,605 446,393 499,567
Robert C. Ingram, III(4)	2021-2023(1) 2020-2022(2) 2019-2021(3)	2,018 2,924 3,387	388,788 563,338 652,539
Douglas E. Smith	2021-2023(1) 2020-2022(2) 2019-2021(3)	1,607 2,317 2,593	309,605 446,393 499,567

(1)

For the 2021-2023 performance period, we have information on three of the twelve measurement quarters and estimate the payout to be approximately 72 percent of target. Because the expected payout is below target, it is disclosed in the table at target. Awards, if any, for the 2021-2023 performance period will be deemed earned at December 31, 2023. In 2024, after the level of achievement of the performance goals has been certified, awards under the LTIP made in 2021 — which were made in phantom stock — will be settled in cash.

(2)

For the 2020-2022 performance period, we have information on seven of the twelve measurement quarters and estimate the payout to be approximately 84 percent of target. Because the expected payout is below target, it is disclosed in the table at target. Awards, if any, for the 2020-2022 performance period will be deemed earned at December 31, 2022. In 2023, after achievement of the performance goals has been certified, grants under the LTIP made in 2020 — which were made in phantom stock — will be settled in cash.

(3)

For the 2019-2021 performance period, we have information on eleven of the twelve measurement quarters and estimate the payout to be approximately 66 percent of target. Because the expected payout is below target, it is disclosed in the table at target. Awards, if any, for the 2019-2021 performance period will be deemed earned at December 31, 2021. In 2022, after achievement of the performance goals has been certified, grants under the LTIP made in 2019 — which were made in phantom stock — will be settled in cash.

(4)

Our compensation committee, with the approval of the board of directors, authorized the Company to enter into an agreement with Mr. Ingram to allow him to vest in 66 2/3 percent interest in his earned award for the 2020-2022 LTIP performance period, and a 33 1/3 percent interest in his earned award for the 2021-2023 LTIP performance period.

All shares in the above table were valued using the closing share price of $192.66 on December 31, 2021. All shares of phantom stock were awarded under the LTIP.

30    Erie Indemnity Company

Option Exercises and Stock Vested During 2021

The table below shows equity awards that vested during 2021.

	Stock Awards
Name	Number of Shares Vested (#)	Value Realized Upon Vesting ($)
Timothy G. NeCastro	10,954	2,690,302
Gregory J. Gutting	3,607	885,879
Lorianne Feltz	2,856	701,434
Robert C. Ingram, III	3,720	913,632
Douglas E. Smith	2,856	701,434

The number of shares vested relates to the 2018-2020 LTIP performance period. All shares were valued using a share price of $245.60, which was the closing share price on December 31, 2020.

We do not offer option awards to our executives.

Pension Plan and SERP

The Pension Benefits table below includes the present value of accrued benefits under our defined benefit pension plan and our SERP as of December 31, 2021. Executives must complete five full years of service to be fully vested in our pension plan. As of December 31, 2021, all our NEOs were 100 percent vested in the plan. Executives earn a vested interest in our SERP at the rate of 20 percent per full year of supplemental plan service, but they must also be fully vested in our pension plan to be vested in the SERP. All of our NEOs were fully vested in the SERP at the end of 2021.

The present value information presented in the Pension Benefits table utilizes assumptions consistent with those used for fiscal year 2021 disclosure under FASB Accounting Standards Codification 715, “Compensation — Retirement Plans,” including a 3.16 percent discount rate as of December 31, 2021 (3.11 percent discount rate for our SERP) and assumes a retirement age of 65.

Pension Benefits at December 31, 2021

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Timothy G. NeCastro	Pension SERP	26 26	1,249,688 5,739,031	0 0
Gregory J. Gutting(1)	Pension SERP	30 30	1,327,869 2,975,570	0 0
Lorianne Feltz(1)	Pension SERP	30 30	1,174,435 1,739,059	0 0
Robert C. Ingram, III(2)	Pension SERP	10 10	518,250 1,118,149	0 0
Douglas E. Smith	Pension SERP	23 23	725,862 1,164,866	0 0

(1)	Mr. Gutting and Ms. Feltz have been employed with the Company for more than 30 years, but under the pension plan and SERP they are limited to 30 years of credited service.

(2)	Mr. Ingram was 100 percent vested in our pension plan and SERP prior to his retirement on December 31, 2021.

Normal retirement under both our pension plan and SERP is age 65 because that is the earliest time that an executive could retire and commence benefit payments under the plans without any reduction due to age.

Under our pension plan, “final average earnings” are the average of the executive’s highest 36 consecutive months of compensation during their final 120 months of employment. Under our SERP, final average earnings

2022 Information Statement    31

are the average of the executive’s highest 24 consecutive months of compensation during their final 120 months of employment. For purposes of calculating the amount of pension and SERP benefits, compensation includes base salary and a lump sum paid in lieu of a merit increase but excludes bonuses, deferred compensation plan payments and severance pay. An executive’s compensation that exceeds annual limits imposed by the Code is excluded in computing benefits derived under our pension plan but included in computing benefits due under our SERP.

“Credited service” is generally defined as the executive’s years of employment with us as a covered employee, up to a maximum of 30 years. For purposes of determining the number of years of credited service that will be used to calculate the amount of the benefit, the executive, as well as all other employees, earns a full year of credited service for a partial year of employment as a covered employee. Supplemental plan service in our SERP means employment with us as both a covered employee and SERP participant.

Our pension plan’s benefit formula at normal retirement age is 1.0 percent of the executive’s final average earnings up to the social security-covered compensation level (an amount published each year by the Social Security Administration) plus 1.5 percent of the final average earnings in excess of the social security-covered compensation level with the resulting sum multiplied by the executive’s years of credited service, up to a maximum of 30 years. Our pension plan’s benefit is accrued in the form of a single life annuity with optional actuarially-equivalent forms of payment available.

Our SERP’s benefit formula at normal retirement age is equal to 60 percent of SERP final average earnings, reduced proportionately for less than 30 years of credited service. This benefit is accrued in the form of a 10-year certain and life thereafter annuity. The executive’s benefit that is payable under the pension plan is subtracted from their SERP benefit. For purposes of this offset, monthly benefits that are payable in a form other than a 10-year certain and life thereafter annuity are converted to a monthly benefit which is the actuarial equivalent of a 10-year certain and life thereafter annuity. A lump sum is the only available form of payment from the SERP.

Each executive may become eligible for a SERP benefit only if:

•	the executive is vested under our pension plan (100 percent vested after five full years of service);

•	the executive is entitled to receive a benefit under our pension plan; and

•	prior to the executive’s termination of employment, the executive is vested in our SERP benefit according to the table below.

Years of Supplemental Plan Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

Executives in our pension plan and our SERP are eligible for early retirement after attaining age 55 and completing at least 15 full years of service as a covered employee. The executive’s early retirement benefit under these plans is reduced by 0.25 percent for each complete calendar month up to 60 months and 0.375 percent for each complete calendar month in excess of 60 months by which the executive’s early retirement benefit commencement date precedes such executive’s normal retirement date.

See also Part II, Item 8, “Financial Statements and Supplementary Data — Note 9, Postretirement Benefits, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 24, 2022

Non-Qualified Deferred Compensation

We maintain two deferred compensation plans in which executives are eligible to participate.

32    Erie Indemnity Company

Deferred Compensation Plan

Executives may elect to defer up to 100 percent of their annual salary and up to 100 percent of any cash award under our AIP. A matching contribution is also credited to a participant’s deferred compensation account if their annual base salary exceeds the IRS annual maximum recognizable compensation limit for qualified retirement plans ($290,000 for 2021) and they have elected to defer base salary into this plan during the year. The sum of the participant’s 401(k) plan matching contribution plus this plan’s matching contribution provides the participant with the same total match expressed as a percentage of their total base salary that any employee with less than $290,000 of base salary would be eligible to receive under the 401(k) plan (four percent of base salary for employee contributions of at least five percent of base salary). Participants in the plan select hypothetical investment funds for their deferrals and are credited with the hypothetical returns generated. This plan is an unfunded, non-qualified, deferred compensation arrangement created for executive officers, senior vice presidents and other select officers of the Company.

Executives identify:

•	the percentage of annual salary and bonus to be deferred;

•	hypothetical investment funds;

•	the method by which the amounts credited to the executive’s deferred compensation account are to be paid;

•

the date on which payment of the amounts credited to the executive’s deferred compensation account is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum); and

•

the beneficiary designated to receive payment of the amounts credited to the deferred compensation account in the event the executive dies before distribution of amounts credited to the deferred compensation account is completed.

The following table summarizes NEO contributions, our contributions, credited earnings, withdrawals and the aggregate balance of deferred compensation plan accounts as of December 31, 2021.

Non-Qualified Deferred Compensation Table for 2021

Name	Executive Contributions in 2021 ($)(1)	Company Contributions in 2021 ($)(2)	Aggregate Earnings in 2021($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2021 ($)(3)
Timothy G. NeCastro	28,985	27,046	152,090	0	867,782
Gregory J. Gutting	55,808	10,723	73,533	0	555,939
Lorianne Feltz	8,762	5,923	32,356	0	256,972
Robert C. Ingram, III	412,933	10,423	406,488	0	2,053,932
Douglas E. Smith	28,875	6,600	285,555	0	2,191,203

(1)	Executive contributions include amounts deferred as supplemental employee contributions. These amounts are disclosed in the Summary Compensation Table in the “Salary” column.

(2)	Our contributions are the company match on annual salary deferrals. These amounts are disclosed in the Summary Compensation Table in the “All Other Compensation” column.

(3)

For Mr. NeCastro, $27,046 and $21,262 was previously reported in our Summary Compensation Table for 2021 and 2020, respectively. For Mr. Gutting, $10,723, $10,215 and $8,646 was previously reported as compensation in our Summary Compensation Table for 2021, 2020 and 2019, respectively. For Ms. Feltz, $5,923 and $5,569 was reported as compensation in our Summary Compensation Table for 2021 and 2020, respectively. For Mr. Ingram, $10,423, $10,146 and $9,489 was previously reported as compensation in our Summary Compensation Table for 2021, 2020 and 2019, respectively. For Mr. Smith, $6,600 and $5,569 was reported as compensation in our Summary Compensation Table for 2021 and 2020, respectively.

With the exception of the T. Rowe Price Science and Technology Fund, the plan’s hypothetical investment funds mirror the investment options that are offered to the executives in our tax-qualified 401(k) plan. As with our 401(k) plan, executives participating in our deferred compensation plan may exchange investment funds daily. The returns credited to their deferred compensation plan accounts are determined by the investment results of the hypothetical investment funds selected.

2022 Information Statement    33

Incentive Compensation Deferral Plan

Participants in our AIP and LTIP may elect to defer up to 100 percent of their AIP award and/or up to 100 percent of their LTIP award for each performance period. Deferred awards will be credited to a deferred stock account, denominated in shares of our Class A common stock, until retirement or other separation from service. Dividend equivalent credits paid by us are reinvested into each deferred stock account as additional share credits. Participants are 100 percent vested at date of deferral. Vested share credits will be paid to participants upon separation from service in approximately equal annual installments of our Class A common stock over three years.

The following table summarizes NEO contributions, credited earnings, withdrawals and the aggregate balance of incentive compensation deferral plan accounts as of December 31, 2021.

Name	Executive Contributions in 2021 ($)(1)	Company Contributions in 2021 ($)(2)	Aggregate Earnings (Losses) in 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2021 ($)
Timothy G. NeCastro	0	0	(573,401)	0	2,294,035
Gregory J. Gutting	0	0	(239,946)	0	959,966
Lorianne Feltz	170,146	0	(53,743)	0	407,211
Robert C. Ingram, III	1,217,328	0	(498,316)	0	3,022,235
Douglas E. Smith(3)	0	0	0	0	0

(1)

Executive contributions include amounts deferred under the 2020 AIP paid out in 2021 and/or the 2018-2020 LTIP paid out in 2021. These amounts are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” and “Stock Awards” column.

(2)	The Company does not make contributions to the Incentive Compensation Deferral Plan.

(3)	Mr. Smith has not participated in this plan.

Agreements with Executive Officers

We have no employment agreements with any NEOs.

Retirement Agreement with Mr. Ingram

On December 30, 2021, we entered into an agreement with our former Executive Vice President and Chief Information Officer, Robert C. Ingram III, who retired on December 31, 2021 (the “retirement agreement”). The retirement agreement provides that, in consideration of the execution and performance of the agreement by Mr. Ingram, he will receive from the Company certain payments to which he otherwise would not have been entitled: (i) a 66 2/3 percent vested interest in his earned award for the 2020-2022 LTIP performance period and (ii) a 33 1/3 percent vested interest in his earned award for the 2021-2023 LTIP performance period. The Company also agreed to reimburse Mr. Ingram up to $5,000 for legal fees incurred by him in connection with his entry into the retirement agreement. As consideration for the above payments, Mr. Ingram agreed to: (i) certain covenants restricting his ability to compete against the Company and solicit employees of the Company through June 30, 2022; (ii) ordinary and customary provisions regarding confidentiality, cooperation, and non-disparagement; and (iii) a release of any and all claims that he may have as a result of his employment with the Company.

In addition, Mr. Ingram is eligible to receive payment for any unused vacation time; and any accrued benefits under the Company’s pension plan, 401(k) plan, SERP and deferred compensation plans.

34    Erie Indemnity Company

Potential Termination or Change in Control Payments

Potential salary and benefits payments expected under various termination scenarios are disclosed below for the NEOs who were employed as of December 31, 2021. We developed the compensation and benefit amounts disclosed in the table below assuming a termination date of December 31, 2021. Amounts represent only payments estimated in addition to the other compensation disclosed herein.

Termination and Change in Control Table

Name	Involuntary Without Cause ($)		Voluntary Without Good Reason ($)		Involuntary With Cause ($)		Voluntary With Good Reason ($)		Disability ($)		Death ($)
Timothy G. NeCastro Pension SERP	115,626 554,580	(1) (3)	115,626 554,580	(1) (3)	115,626 554,580	(1) (3)	115,626 554,580	(1) (3)	115,626 554,580	(1) (3)	55,757(2) 146,497(2)
Gregory J. Gutting Pension SERP	147,585 305,169	(1) (3)	147,585 305,169	(1) (3)	147,585 305,169	(1) (3)	147,585 305,169	(1) (3)	147,585 305,169	(1) (3)	52,283(2) 63,882(2)
Lorianne Feltz Pension SERP	48,448 0	(1)	48,448 0	(1)	48,448 0	(1)	48,448 0	(1)	48,448 0	(1)	(1,174,435)(2) (1,739,059)(2)
Robert C. Ingram, III(4) Pension SERP	0 0		0 0		0 0		0 0		0 0		(245,122)(2) (541,969)(2)
Douglas E. Smith Pension SERP	34,562 0	(1)	34,562 0	(1)	34,562 0	(1)	34,562 0	(1)	34,562 0	(1)	149,236(2) 242,621(2)

(1)

The early retirement benefit defined in the tax-qualified pension plan is considered to be a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the tax-qualified pension plan at age 55, or current age if the NEO is older than age 55, versus an unreduced benefit at age 65.

(2)

Upon the death of a NEO, a survivor benefit under the SERP and pension begins immediately. The amount shown is the additional present value attributable to the commencement of the survivor benefit based upon the spouse’s age at December 31, 2021. If the NEO is early retirement eligible, the survivor benefit is paid as a 100 percent joint and survivor annuity reduced for early retirement. If the NEO has not reached early retirement eligibility, the survivor benefit is paid as a 50 percent joint and survivor annuity without early retirement reduction.

Since the surviving spouse’s benefit is either unreduced for early commencement or reduced with a subsidized early retirement factor, the benefit becomes less valuable as the NEO approaches age 65. Negative amounts are shown when the surviving spouse’s benefit is less valuable than the NEO’s age 65 benefit, which may occur under either scenario. Other factors that influence amounts in this column include the age and gender of the NEO’s surviving spouse.

(3)

The early retirement benefit defined in the SERP is considered to be a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the SERP at the NEO’s current age versus an unreduced benefit at age 65.

(4)

For information on the compensation arrangement for Mr. Ingram upon his retirement on December 31, 2021, see “Agreements with Executive Officers — Retirement Agreement with Mr. Ingram.” The estimated value of Mr. Ingram’s prorated LTIP awards for the 2020-2022 and 2021-2023 performance periods is $425,586.

Compensation Committee Interlocks and Insider Participation

Our compensation committee presently consists of Chair Thomas W. Palmer, Jonathan Hirt Hagen, Brian A. Hudson, Sr., George R. Lucore, and Thomas B. Hagen, ex officio. During 2021, no member of our compensation committee was an officer or employee of us, the Exchange, or any subsidiary or affiliate of us or the Exchange, nor was any committee member formerly an officer of us, except that Mr. Thomas Hagen served as an officer of the Company, including as our President and then as Chairman and CEO, until 1993, and Mr. Lucore served as an officer of the Company until 2010. All of the directors that serve on our compensation committee are independent directors as defined in the Nasdaq rules and qualified directors as required under the Holding Companies Act. Furthermore, none of our executive officers serves as a member of a compensation committee of another entity, one of whose executive officers serves on our compensation committee, nor do any of our executive officers serve as a director of another entity, one of whose executive officers serves on our compensation committee.

2022 Information Statement    35

Report of our Executive Compensation and Development Committee

The following report of our compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the “1933 Act,” or the Exchange Act, except to the extent that we specifically incorporate this report of our compensation committee by reference therein.

The members of our compensation committee reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussions, recommended to our board of directors that the Compensation Discussion and Analysis be included in this information statement for filing with the SEC and the incorporation by reference of such Compensation Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Erie Indemnity Company Executive Compensation and Development Committee:

Thomas W. Palmer, Chair

Jonathan Hirt Hagen

Thomas B. Hagen, ex officio

Brian A. Hudson, Sr.

George R. Lucore

February 16, 2022

36    Erie Indemnity Company

CEO Pay Ratio

SEC rules require annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer, or “PEO.” Our PEO is our President and CEO.

Pursuant to SEC rules, a company is required to identify its median employee every three years. In 2021, we reviewed the compensation of the median employee identified in 2020 and determined it would be appropriate to maintain the same median employee. We selected annual cash compensation as our compensation measure as it is readily available in our existing payroll systems, consistently calculated for each employee, and a reasonable proxy for total compensation purposes when determining the median employee. The median employee was calculated using the same rules that apply to the CEO’s compensation disclosure in the Summary Compensation Table.

Pay elements of the annual total compensation for each employee include:

•	salary received in fiscal year 2021;

•	annual Holiday Bonus or other annual incentive plan payment made in fiscal year 2021;

•	change in pension plan value during fiscal year 2021;

•	company-paid 401(k) plan match made during fiscal year 2021;

•	company-paid life insurance premium during fiscal year 2021; and

•	other company-paid perquisites and benefits.

Annual total compensation was calculated using payroll data as of December 31, 2021.

Summary Compensation Table Methodology

Employee	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Median Employee	2021	70,871	4,898	0	0	5,755	7,009	88,533

(1)	Salary received during 2021.

(2)	Includes holiday and special merit bonuses. Also includes a $500 gift card given to all employees and the associated tax gross up.

(3)	Equity awards.

(4)	Other incentive plan payment.

(5)	Aggregate year-over-year increase in actuarial present value of accumulated benefits under the pension plan.

(6)

Includes other company-paid perquisites and benefits (i.e. professional membership dues, 401(k) match, personal use of company vehicle, wellness program rewards, recognition program, overtime pay, company-paid life insurance premiums, etc.).

	2021 Total Compensation
Median annual total compensation of all employees (excluding President and CEO)	$ 88,533
Annual total compensation of President and CEO (Mr. NeCastro)	$4,874,521	*
Ratio of the median annual total compensation of all employees to the annual total compensation of Mr. NeCastro, President and Chief Executive Officer	1:55

* See Executive Compensation — Summary Compensation Table.

2022 Information Statement    37

Director Compensation

Overview

The goals of our director compensation program are to attract and retain directors of outstanding competence and ability and reward them in a fiscally responsible manner. Director performance is a key influencing factor in organizational performance. Accordingly, our director compensation is reviewed periodically and adjusted, as appropriate, to ensure its competitiveness. Our compensation for directors includes cash retainers, board and committee meeting fees, deferred stock grants and committee chair retainers.

The periodic review of director compensation is a responsibility of our compensation committee and our board of directors. In undertaking this review, the committee engages independent advisors who provide compensation surveys of the financial services industry and supplemental data that is considered in setting director compensation levels. After reviewing the data, the compensation committee formulates a recommendation for review by our board of directors.

2021 Director Compensation

The annual cash retainer in 2021 for our directors for provision of services to us was $65,000 plus $1,500 for each board of directors or committee meeting attended. Our directors also received $65,000 of deferred stock credits as further described below. Committee chairpersons each received an additional $10,000, except for our audit committee chairperson who received $20,000 and our compensation committee chairperson who received $15,000. In lieu of committee meeting fees and committee chair fees, the chairman of our board, who is chair of the executive committee and an ex officio member of all other committees, received an additional annual fee of $110,000. Directors are paid retainers quarterly and all directors are reimbursed expenses incurred for attending meetings. See also Related Person Transactions.

A director may elect prior to the end of a calendar year to defer receipt of up to 100 percent of the director’s compensation for the following year, including retainers, meeting fees and chairperson fees. A deferred compensation account is maintained for each outside director who elects to defer director compensation. A director who defers compensation may select hypothetical investment options for amounts in the director’s deferred compensation account and such account is credited with hypothetical interest, based on the investment results of the hypothetical investment options selected. The hypothetical investments mirror the investment options that are offered to participants in our tax-qualified 401(k) plan. As in our 401(k) plan, participants in the outside directors deferred compensation plan may exchange investment funds daily. The return credited to a participant’s deferred compensation plan account is determined by the investment results of the hypothetical investment funds selected by the participant.

We also maintain a deferred stock account in a stock plan for each outside director. The purpose of this plan is to further align the interests of outside directors with those of our shareholders by providing for payment of a portion of annual compensation for directors’ services in annual share credits, the value of which are determined by reference to the value of shares of our Class A common stock. The account is updated annually with additional share credits. The number of additional annual share credits is determined by dividing $65,000 by the closing price of our Class A common stock on the first business day after our annual meeting of shareholders. Each director vests in the share credits 25 percent every three full calendar months over the course of a year, with the final 25 percent vesting on the day before the next annual meeting, if the next annual meeting is held before the final three full calendar months have elapsed. Dividend equivalent credits paid by us are reinvested into each director’s deferred stock account as additional share credits which vest immediately. Upon leaving board service, directors receive shares of our Class A common stock equal to the number of share credits in their deferred stock account. We repurchase shares of our Class A common stock in the open market to satisfy these awards. In 2021, the amount related to the initial annual vested share credits awarded was approximately $715,000. We account for the fair value of the directors’ share credits and dividend equivalent credits under the plan in accordance with FASB Accounting Standards Codification 718-740, “Compensation — Stock Compensation.”

In October 2015, the deferred compensation plan was divided into its two principal components: a voluntary deferred compensation plan and a separate deferred stock plan. At the same time, a grantor trust, commonly referred to as a “rabbi trust,” was established to hold shares of our Class A common stock. It is expected that the

38    Erie Indemnity Company

shares of common stock held in the rabbi trust will be used to pay the amounts credited under the deferred stock plan. For the year ended December 31, 2021, approximately 3,145 shares were contributed to the rabbi trust in connection with the Deferred Stock Plan for Outside Directors. The rabbi trust is classified and accounted for as equity in a manner consistent with the accounting for treasury stock. Dividends received on the shares in the rabbi trust are used to purchase additional shares of our Class A common stock. We account for the purchase of the Class A common stock shares by the rabbi trust and subsequent changes in the fair value of the Class A common stock, which are not recognized, in accordance with FASB Accounting Standards Codification 710-10, “Compensation — General.”

Number of committee meetings held, added responsibilities or additional duties, such as committee chairperson or chairman of the board, may cause variations in each director’s total compensation earned. The following table sets forth the compensation earned by our directors for services rendered in that capacity during 2021.

Director Compensation Table for 2021

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compen- sation ($)(3)	Total ($)
J. Ralph Borneman, Jr.	102,000	65,000	0	167,000
Eugene C. Connell(4)	123,500	65,000	0	188,500
Salvatore Correnti	108,000	65,000	0	173,000
LuAnn Datesh	92,000	65,000	0	157,000
Jonathan Hirt Hagen	124,500	65,000	0	189,500
Thomas B. Hagen	184,000	65,000	26,182	275,182
C. Scott Hartz	95,000	65,000	0	160,000
Brian A. Hudson, Sr.	119.500	65,000	0	184,500
George R. Lucore	99,500	65,000	0	164,500
Thomas W. Palmer	118,500	65,000	0	183,500
Elizabeth Hirt Vorsheck	117,000	65,000	0	182,000

(1)	For additional information on directors’ compensation, see 2021 Director Compensation above.

(2)

Amounts reported in this column represent the 2021 annual share credits to the directors’ deferred stock accounts under the outside directors deferred stock plan. One grant was made on April 21, 2021 using the closing stock price of $227.35 on that date.

(3)

Amounts shown in the “All Other Compensation” column for Mr. Thomas Hagen include the amounts received in 2021 as indemnification for early repayments on life insurance policies under split-dollar agreements that were terminated by the Company in response to the Sarbanes-Oxley Act on December 31, 2003 ($23,698). Also included in this column for Mr. Thomas Hagan is reimbursement for ongoing residential security services.

(4)

Mr. Connell was granted a stipend of $20,000 in 2020, payable in quarterly installments, for his ongoing engagement with management on the Company’s COVID-19 pandemic response. He received the last of the quarterly payments, totaling $5,000, in 2021.

2022 Information Statement    39

Director Stock Ownership Guidelines

Each of our directors is required to maintain ownership of a minimum of $40,000 of our stock on a cost basis. Newly elected directors who do not already meet the stock ownership requirement are required to purchase an equivalent of $40,000 of our stock on a cost basis within 24 months of having been elected as a director. Directors are expected to continue to meet these minimum stock ownership requirements until they leave board service.

Our minimum stock ownership requirements do not apply to a director who is an owner, partner, director, trustee, officer or employee of, or advisor to, any person holding, of record or beneficially, directly or indirectly, more than five percent of the Company’s Class A or Class B common stock, or the sole or shared power to vote or direct the voting of such shares.

Director Education Program

We offer an education program to assist the members of our board with enhancing their knowledge and skills as directors of a public company. We pay for the cost of each director’s membership in the National Association of Corporate Directors, underwrite the cost of attendance at certain educational seminars and conferences, and provide subscriptions to Corporate Board Member and other relevant business news journals, magazines and online resources.

Matching Gifts Program

Through our matching gifts program, we will match contributions made by employees or directors to eligible charitable organizations and educational institutions up to a maximum of $12,500 per employee or director, per year. Company matching applies to personal contributions of cash or marketable securities actually made, not pledged, by the employee or director during the calendar year.

40    Erie Indemnity Company

Proposal 2

Approval of the Continuation of our Equity Compensation Plan as Amended and Restated

General

The Erie Indemnity Company Equity Compensation Plan was originally adopted by our board of directors on February 21, 2013, and approved by the holders of our Class B common stock on April 17, 2013. Our board of directors adopted a First Amendment to the Erie Indemnity Company Equity Compensation Plan, effective January 1, 2014. (The Erie Indemnity Company Equity Compensation Plan, as amended, effective January 1, 2014 is hereafter referred to as the “Original Plan.”) Pursuant to its terms, the Original Plan is set to expire on December 31, 2022.

At the annual meeting, we will ask the holders of our Class B common stock to approve the continuation of the Erie Indemnity Company Equity Compensation Plan, as amended and restated, effective April 26, 2022 (the “Plan”). At its meeting on February 17, 2022, our board of directors, upon the recommendation of our compensation committee, adopted the Plan, subject to approval of the holders of our Class B common stock. If approved by the holders of our Class B common stock, the Plan will be effective April 26, 2022, and will remain in effect until December 31, 2031, unless earlier amended or terminated by our board of directors. The Plan does not increase the number of available shares under the Original Plan, the remainder of which will be available under the Plan.

The primary changes made by the Plan from the terms of the Original Plan are as follows:

•

Requires the members of the committee that administers the Plan to satisfy the independence standards set forth in the Nasdaq rules, the Holding Companies Act, and the rules and regulations of the SEC.

•	Increases the annual limit on the number of shares that may be granted to a participant in any one calendar year from 5,000 to 10,000 shares of Class A common stock.

•	Increases the limit on the number of shares that the CEO may grant to newly-hired or newly-promoted officers from 1,000 to 5,000 shares of Class A common stock.

•	Removes the provisions related to the performance-based compensation exception to Code section 162(m) since such exception was repealed by the Tax Cuts and Jobs Act of 2017.

The material terms of the Plan are summarized below. Capitalized terms not otherwise defined in this information statement shall have the meaning assigned to them in the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is included as an Appendix to this information statement.

Purposes of Plan

The purpose of the Plan is to attract and retain employees of outstanding competence and ability. Additional purposes of the Plan are to enhance the growth and profitability of the Erie Insurance Group, which consists of the Company, the Exchange, and the subsidiaries and affiliates of the Company and the Exchange, by providing incentives to key employees; and to further align the interests of employees with those of our shareholders.

Administration of the Plan

The Plan calls for administration by a committee (the “Committee”) consisting solely of members of the board of directors who are both “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and a director meeting the standards of independence set forth in (i) the Nasdaq rules, (ii) the Holding Companies Act, and (3) the rules and regulations of the SEC. Our compensation committee will administer the Plan. The Plan allows the Committee to delegate certain of its administrative powers to the CEO or his or her delegate, subject to limits on the delegation of powers affecting participants subject to the reporting requirements of the Exchange Act.

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Participation

The participants in the Plan are those employees of the Erie Insurance Group who are selected by the Committee for awards under the Plan. All the employees of the Erie Insurance Group are eligible for selection to participate in the Plan. However, the Plan is primarily intended for key employees who are capable of having a significant impact on the performance of the Erie Insurance Group. The Committee may delegate to the CEO or his or her delegate authority to select employees for certain forms of awards under the Plan, subject to any limits the Committee may provide. For example, the Committee may delegate to the CEO authority to award up to 5,000 Restricted Shares to newly-hired or newly-promoted officers selected by the CEO.

Shares Available under the Plan

Like the Original Plan, the Plan continues to permit the grant of awards with respect to 100,000 shares of our Class A common stock. Awards issued under the Original Plan count against this reserve. As of March 7, 2022, 71,588 shares of our Class A common stock are available for future issuance under the Plan. These will not be newly issued shares. Rather, the Company or our agent will repurchase outstanding shares of Class A common stock in the market or otherwise, which the Company will use to grant awards of Restricted Shares or to satisfy its obligations to pay other awards under the Plan. Any shares covered by a portion of an award under the Plan or the Original Plan that expires without full vesting or that is settled in cash rather than shares, and any shares that are withheld or delivered in connection with the satisfaction of tax withholding obligations relating to an award, will again become available for award under the Plan.

Forms and Terms of Awards

The Plan authorizes the grant of the following forms of awards: Restricted Shares, Restricted Share Units, and other types of awards payable in or denominated by reference to shares of our Class A common stock.

A Restricted Share award is an award of shares of Class A common stock that is forfeitable upon grant and will become vested only if the vesting conditions specified in the award agreement are satisfied. Unless the award agreement provides otherwise, a participant who is awarded Restricted Shares will have the same dividend rights and voting rights (if any) as another holder of Class A common stock would have, except that, if the vesting of the Restricted Shares is subject to the satisfaction of performance goals or other performance-related conditions, then no dividends will be payable before vesting, but the award agreement may provide for dividend equivalents payable after the vesting of Restricted Shares.

A Restricted Share Unit represents a right to receive a share of Class A common stock or its value in cash in the future, if vesting conditions specified in the award agreement are satisfied. Payment of a Restricted Share Unit will be made after vesting at a time established in the award agreement. A participant will have no shareholder rights with respect to a Restricted Share Unit, but the award agreement may provide for dividend equivalents payable after vesting. The award agreement must specify whether the dividend equivalents will be payable after the Restricted Share Unit vests or as soon as practicable after the applicable dividend payment date.

The vesting conditions for Restricted Shares and Restricted Share Units may include: continuation of employment for three years or for another period specified in the award agreement; satisfaction of Performance Goals (as defined below) specified in the award agreement during a specified performance period; or satisfaction of other conditions specified in the award agreement.

The Plan permits the grant of other forms of awards that provide for the issuance of shares of Class A common stock, or that are denominated in or measured by the value of shares of Class A common stock, or that provide for payment in the form of shares of Class A common stock under any Company compensation, bonus, or incentive program. The Committee or when applicable its delegate will determine the terms and conditions of any such other awards.

When granting awards under the Plan, the Committee or when applicable its delegate will specify in the award agreement (1) the vesting conditions to be satisfied under a Restricted Share or Restricted Share Unit award; (2) if applicable, the performance goals applicable to the award and the performance period during which the achievement of the performance goals is to be measured; (3) the number of shares of Class A common stock that are, or the value of which is, subject to the award; and (4) such other terms and conditions as the Committee or its delegate determines to be appropriate.

42    Erie Indemnity Company

Maximum Award

The maximum number of shares of Class A common stock that may be made subject to awards to any one participant in a calendar year is 10,000 shares, regardless of whether the awards are payable in shares, cash, or a combination of shares and cash.

Bonus Recoupment Policy and Share Purchase and Retention Policy

The agreement evidencing an award may require the participant to comply with the Company’s policies regarding the recoupment of bonuses and the purchase and retention of shares.

Forfeiture on Expiration of Award; Termination of Employment

To the extent the vesting conditions for an award have not been fully satisfied by the end of the period specified in the award agreement, the participant will forfeit the award. A participant whose employment terminates before the end of the period specified in an award agreement for the satisfaction of vesting conditions will forfeit the award, unless termination is by reason of death or disability. If termination is by reason of death or disability: (i) if the sole vesting condition is continuation of employment, then the award will vest in proportion to the portion of the vesting period that has elapsed, unless the award agreement provides otherwise, or (ii) if vesting is conditioned on another factor, the award may vest, if and to the extent provided in the award agreement.

Forfeiture for Misconduct

A participant will forfeit all rights under outstanding award agreements if the Committee determines the participant’s behavior constitutes misconduct as defined in the Plan.

Adjustment of Class A Common Stock

The Plan provides that, in the event of the recapitalization of the Company, a corporate transaction involving the Company, or a reorganization or liquidation of the Company, the Committee will adjust the number and class of shares of common stock payable under awards, the limits on awards, and the maximum number of shares with respect to which awards may be granted under the Plan in a manner the Committee determines equitable, to prevent dilution or enlargement of benefits under the Plan.

Amendment or Termination of Plan

Generally, our board of directors may amend or terminate the Plan without shareholder approval. However, shareholder approval is required if it is required by applicable law or by the rules of any stock exchange on which Class A common stock may then be listed, or if the amendment increases the number of shares available under the Plan or the limits on awards.

Plan Benefits

Because the grant of awards under the Plan is discretionary, and the number of shares of Class A common stock or the dollar amount payable under an award will depend on the terms of the award and may also depend on the satisfaction or achievement of vesting conditions, it is not possible to determine who will receive awards and what number of shares or dollar amounts will be payable under the Plan. Awards granted prior to April 26, 2022, the effective date of the Plan, have been made in accordance with the terms of the Original Plan. If approved pursuant to this Proposal 2, awards granted after the effective date will be made under the Plan.

Our board of directors believes that continuation of the Plan is in the best interests of the Company and our shareholders.

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Required Vote

The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is necessary to approve the continuation of the Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE CONTINUATION OF OUR EQUITY COMPENSATION PLAN AS AMENDED AND RESTATED.

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Related Person Transactions

Recognizing that related person transactions present a heightened risk of conflicts of interest, or create the appearance of conflicts of interest, our board of directors adopted a policy regarding transactions involving us and a related person. This policy requires that all related person transactions from the prior fiscal year be reviewed by our nominating committee and either be approved or disapproved for the current fiscal year. The policy also requires that any other proposed related person transaction, or any change to a previously approved related person transaction, be presented to our nominating committee for approval or disapproval. A copy of the policy as adopted by our board of directors may be viewed on our website at: http://www.erieinsurance.com.

J. Ralph Borneman, Jr., one of our directors, is an officer and principal shareholder of an insurance agency that receives insurance commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Mr. Borneman also has a son who is an officer and principal shareholder of another insurance agency that receives commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Payments made during 2021 to Mr. Borneman’s agency and Mr. Borneman’s son’s agency for commissions written on insurance policies totaled $375,721 and $3,278,234, respectively. Mr. Borneman’s son’s agency also received other earnings and award payments totaling $55,076 for 2021. These payments were earned in accordance with the terms and conditions of those award programs. At its meeting on February 14, 2022, our nominating committee approved the commissions paid to Mr. Borneman’s agency and the commissions and awards paid to Mr. Borneman’s son’s agency during 2021.

None of our directors or director nominees are a party to any agreement or arrangement relating to compensation provided by a third party in connection with their candidacy or board service as required to be disclosed pursuant to Nasdaq Rule 5250(b)(3).

Independent Registered Public Accountants

Pursuant to our bylaws, our audit committee has sole authority to engage our independent registered public accountants. Our audit committee annually considers the selection of our independent registered public accountants. Our audit committee selected Ernst & Young LLP to be our independent registered public accountants for the fiscal years ended December 31, 2021 and 2020 and Ernst & Young LLP served in that capacity for the fiscal years ended December 31, 2021 and 2020.

Representatives from Ernst & Young LLP are expected to attend our annual meeting and will have the opportunity to make a statement if they so desire.

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Report of our Audit Committee

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the 1933 Act or the Exchange Act, except to the extent we specifically incorporate this report of our audit committee by reference therein.

The audit committee of our board of directors oversees the quality and integrity of our accounting, auditing and financial reporting practices. Our audit committee has adopted a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com. Each member of our audit committee is an independent director as defined in the Nasdaq and SEC rules, satisfies the financial literacy requirements thereof and meets the requirements of the Holding Companies Act. In addition, our board of directors has determined that two members of our audit committee, Eugene C. Connell and Brian A. Hudson, Sr. satisfy the financial expertise requirements and have the requisite experience as defined by rules of the SEC.

Our audit committee, which met six times during 2021, has the responsibility, consistent with the requirements of Section 1405(c)(4) of the Holding Companies Act and our bylaws, for the selection and compensation of our independent registered public accountants and for reviewing our financial condition, the scope and results of the independent audit and the adequacy of our accounting, financial, internal and operating controls.

Our audit committee oversees our internal audit department and, accordingly, reviews and approves its audit plans, reviews its audit reports and evaluates its performance.

Our audit committee reviews our financial reporting process on behalf of our board of directors. In fulfilling its responsibilities, our audit committee reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management.

Throughout 2021, management continued its documentation, testing and evaluation of our system of internal control over financial reporting as required by Section 404 of Sarbanes-Oxley and related regulations. Our audit committee was kept apprised of the progress of the evaluation through periodic updates from management and Ernst & Young LLP and provided oversight to management throughout the process. Our audit committee reviewed management’s report on the effectiveness of our internal control over financial reporting. Our audit committee also reviewed Ernst & Young LLP’s opinion on the effectiveness of internal control over financial reporting based on its audit.

Ernst & Young LLP has served as our independent auditor since 2003. Our audit committee believes that this long-term relationship has been beneficial to the Company insofar as Ernst & Young LLP has developed a greater institutional knowledge of our organization and, in particular, our operations as the management company for a reciprocal insurance exchange. Our audit committee believes that this results in higher-quality audits, increased efficiency with respect to audit fees, and avoids the costs and disruptions that would be associated with bringing on a new independent auditor. Recognizing that a longer-tenured auditor may develop a closer working relationship with the Company and management, our audit committee seeks to ensure that Ernst & Young LLP does not also jeopardize its independence. In so doing, the committee adheres to the regulatory framework for auditor independence, including limitations on non-audit services and mandatory audit partner rotation requirements; exercises oversight of Ernst & Young LLP that includes regular communication and evaluation both on the quality of the audit and on auditor independence; and relies on Ernst & Young LLP’s own internal independence process and compliance reviews.

Our audit committee discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, our audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP matters relating to its independence.

Our audit committee reviews its charter annually. Our audit committee has also established a procedure whereby persons with complaints or concerns about accounting, internal control or auditing matters may contact our audit committee anonymously.

Based upon the discussions and reviews referred to above, our audit committee recommended to our board of directors that (1) our audited financial statements be included in our annual report on Form 10-K for the year

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ended December 31, 2021 to be filed with the SEC, and (2) our board of directors accept management’s report on its assessment of the effectiveness of our internal control over financial reporting.

Erie Indemnity Company Audit Committee:

Brian A. Hudson, Sr., Chair

Eugene C. Connell

Salvatore Correnti

LuAnn Datesh

Thomas B. Hagen, ex officio (non-voting)

Thomas W. Palmer

February 16, 2022

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Audit Fees

Our audit committee approves the fees and other significant compensation to be paid to our independent registered public accountants for the purpose of preparing or issuing an audit report or related work. We provide appropriate funding, as determined by our audit committee, for payment of fees and other significant compensation to our independent registered public accountants. Our audit committee also preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accountants. Our audit committee delegated to our audit committee chair preapproval authority for additional audit and non-audit services subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with Ernst & Young LLP the following fees for services, none of which were deemed to be for consulting services, rendered for our 2021 and 2020 fiscal years and considered the compatibility of non-audit services with Ernst & Young LLP’s independence:

	2021(1)
Description of Fees	Erie Indemnity Company	Erie Insurance Exchange and Subsidiaries	Total
Audit Fees(3)	$1,399,118	$909,274	$2,308,392
Audit-related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees(4)	9,200	16,235	25,435
Total Fees	$1,408,318	$925,509	$2,333,827

	2020(2)
Description of Fees	Erie Indemnity Company	Erie Insurance Exchange and Subsidiaries	Total
Audit Fees(3)	$1,311,710	$817,659	$2,129,369
Audit-related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees(4)	9,200	15,915	25,115
Total Fees	$1,320,910	$833,574	$2,154,484

(1)

Fees shown for 2021 represent amounts billed as of February 24, 2022 and additional amounts expected to be billed relative to the audit of financial statements and internal controls over financial reporting and the related out of pocket expenses.

(2)	Fees shown for 2020 are final amounts.

(3)

“Audit Fees” includes fees associated with the annual audit, including the report on adequacy of our internal control over financial reporting, reviews of our quarterly reports on Form 10-Q and statutory audits.

(4)

“All Other Fees” for 2021 and 2020 includes $9,200 paid each year for an annual online accounting and auditing information subscription and $16,235 and $15,915, respectively, for certain agreed upon procedures performed in connection with our derivative investment program.

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Annual Report

A copy of our annual report for 2021 is being mailed to all holders of Class A common stock and Class B common stock together with this information statement.

Other Matters

Our board of directors does not know of any matter to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting.

By order of our board of directors,

Brian W. Bolash

Executive Vice President, Secretary and General Counsel

March 25, 2022

Erie, Pennsylvania

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Appendix — Erie Indemnity Company Equity Compensation Plan as Amended and Restated

ERIE INDEMNITY COMPANY

EQUITY COMPENSATION PLAN

(As Amended and Restated April 26, 2022)

1.         Introduction. Erie Indemnity Company (the “Company”) originally established this Equity Compensation Plan (the “Plan”), by action of its Board of Directors on February 21, 2013, and the Company’s shareholders approved the Plan at the Annual Meeting of Shareholders on April 17, 2013. The Company’s Board of Directors adopted the First Amendment to Erie Indemnity Company Equity Compensation Plan effective January 1, 2014. The Company hereby amends and restates the Plan effective April 26, 2022, subject to shareholder approval as provided in Section 13.

2.         Purposes. The purpose of the Plan is to attract and retain employees of outstanding competence and ability. Additional purposes of the Plan are (a) to enhance the growth and profitability of the Company and its subsidiaries and affiliates, including Erie Family Life Insurance Company, and the Erie Insurance Exchange by providing incentives to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries and affiliates, and (b) to further align the interests of such employees with those of the shareholders of the Company. To serve these purposes, the Plan offers equity-based incentive awards.

3.         Definitions. As used in this Plan:

(a)        “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(b)        “Board of Directors” or “Board” means the Board of Directors of the Company.

(c)        “Committee” means the Executive Compensation and Development Committee of the Board of Directors or another committee appointed by the Board, which shall be composed of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (i) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule and (ii) a director meeting the standards of independence set forth in (1) the rules of the Nasdaq Stock Market, (2) the Pennsylvania Insurance Holding Companies Act, and (3) the rules and regulations of the Securities and Exchange Commission. If at any time there is no committee authorized or properly constituted to administer the Plan, the Board shall exercise the powers of the Committee. Furthermore, the Board may, in its discretion, assume any or all of the powers of the Committee. Where appropriate, the term “Committee” shall include any delegate of the Committee pursuant to Section 4.

(d)        “Common Stock” or “Shares” means the shares of Class A (non-voting) common stock of the Company.

(e)        “Director” means a member of the Board of Directors of the Company.

(f)        “Employee” means an employee of the Company or a subsidiary or affiliate of the Company.

(g)        “Employer” means a member of the Erie Insurance Group that employs the Participant.

(h)        “Erie Insurance Group” means the Company and its subsidiaries and affiliates.

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(i)        “Fair Market Value” of a Share means, on a given date, (i) if the Shares are traded on a national securities exchange, the average of the high and low prices of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported, or (ii) if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted.

(j)        “Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k)        “Misconduct” means conduct of a Participant that, in the Committee’s judgment, constitutes:

(i)        a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company or a subsidiary or affiliate of the Company,

(ii)        a breach of a fiduciary duty owed to the Company or a subsidiary or affiliate of the Company,

(iii)        a deliberate and serious disregard of rules of the Company or a subsidiary or affiliate of the Company,

(iv)        an unauthorized disclosure of any of the trade secrets or confidential information of the Company or a subsidiary or affiliate of the Company, or

(v)        competition with the Company or a subsidiary or affiliate of the Company.

(l)        “Participant” means an Employee who holds an outstanding award under the Plan.

(m)        [Intentionally Omitted]

(n)        “Permanent Disability” means a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing the Employee’s duties with the Employer. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other awards or amounts that are deferred compensation subject to Code Section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Code Section 409A or the regulations issued under that section.

(o)        “Restricted Period” means the period described in Section 8(b)(i) or Section 9(b)(i).

(p)        “Restricted Share” means an award granted pursuant to Section 8.

(q)        “Restricted Share Unit” or “Unit” means an award granted pursuant to Section 9.

4.         Administration. The Committee shall administer the Plan. The Committee shall have all the powers and authority vested in it by the terms of the Plan. The Committee shall have full power and authority to interpret the Plan and Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee in its discretion deems desirable. The Committee shall have complete discretion in the exercise of its powers and authority under the Plan, and the Committee’s interpretations, determinations, and decisions in the administration of the Plan shall be final and conclusive.

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The Committee may act only by a majority of its members in office, except that:

(a)        The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b)        The Committee may delegate to the Chief Executive Officer of the Company or his or her delegate ministerial duties and authority to interpret the Plan and respond to claims, provided that the Committee may not delegate authority with respect to nonministerial actions affecting Participants subject to the reporting requirements of the Exchange Act.

(c)        The Committee may delegate to the Chief Executive Officer or his or her delegate some or all of the Committee’s discretion and authority with respect to the granting of specified forms of awards and with respect to the granting of awards to specified categories of Employees, subject to paragraph (b) above and to any limits the Committee may provide. By way of example, the Committee may delegate to the Chief Executive Officer discretion and authority to determine when and under what terms the Company shall grant Restricted Stock Units to newly-hired or newly-promoted officers selected by the Chief Executive Officer, and the Committee may provide that such a grant may not cover more than 5,000 (Five Thousand) Shares.

No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an award, or a Participant.

5.         Shares Subject to Plan and Limits on Awards.

(a)        Share Available. Subject to adjustment pursuant to Section 11, the maximum number of Shares with respect to which awards may be granted under the Plan is 100,000 (One Hundred Thousand).

(b)        Limits on Awards. Subject to adjustment pursuant to Section 11, the following additional limits shall apply to awards under the Plan:

(i)        The aggregate number of Shares that may be made subject to Restricted Shares, Restricted Share Units, and any other awards granted under the Plan to any individual Participant during any one calendar year may not exceed 10,000 (Ten Thousand), aggregating all such awards. This limit shall apply regardless of whether awards are to be or may be paid in cash rather than Shares.

(c)        Cancellation or Expiration of Awards; Payment in Shares.

(i)        General. If all or a portion of an award under the Plan is cancelled or expires for any reason before having been fully vested or paid out, is settled in cash in lieu of Shares, or is exchanged for other awards, all Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.

(ii)        Payments in Shares. Shares tendered in payment of a purchase price or tendered or withheld to satisfy the Company’s tax withholding obligation shall again become available for award under the Plan.

6.         Eligibility. All Employees shall be eligible to receive awards under the Plan, provided that no Employee shall be entitled to an award except as determined by the Committee.

7.         Awards.

(a)        Types of Awards. Awards under the Plan may be in the form of: Restricted Shares, Restricted Share Units, and other Share based awards as described in Section 10.

(b)        Award Agreements. The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award.

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(c)        Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the form, amount, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(d)        [Intentionally Omitted]

(e)        Discretion. The Committee shall have no discretion to increase the amount of an outstanding award but may reserve discretion to decrease the amount of an outstanding award or the extent to which it is exercisable or payable.

(f)        Provisions Governing All Awards. All awards shall be subject to the following provisions:

(i)        Transferability. An award shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of a Participant, any action to be taken with respect to an award shall be taken only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.

(ii)        Employment Rights. Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continue employment with the Employer, nor shall it interfere with the right of the Employer to terminate a Participant’s employment at any time for any reason, with or without cause.

(g)        Misconduct. Should the Committee determine that a Participant has committed Misconduct, the Participant shall forfeit all rights under outstanding awards and all further benefits under or attributable to the Plan, so neither the Participant nor his or her estate or successors shall be entitled to become vested in Restricted Shares and Restricted Share Units, be paid any Shares or amounts remaining to be paid upon settlement of an award or due under a deferred payment arrangement with respect to an award, or otherwise be entitled to any further benefit under or attributable to the Plan. Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.

(h)        Recoupment of Awards. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under conditions specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall forfeit all rights under the award and all further benefits under or attributable to the award or the Plan, and the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the award, including dividends and dividend equivalents. Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct financial statements. This paragraph and Section 7(g) shall be construed independently of each other; one shall not limit the application of the other.

(i)        Retention of Shares. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under the terms specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall retain Shares awarded under this Plan.

8.         Restricted Shares.

(a)        Grant of Restricted Shares. The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b)        Terms of Restricted Shares. The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the Plan, including the following:

(i)        Conditions on Vesting. The Participant’s interest in a Restricted Share award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that

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must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1)        the satisfaction of specified performance goals by a specified time or during a specified period,

(2)        the continuance of the Participant’s employment for a specified period, or

(3)        the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.

(ii)        Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (vi), the Participant’s interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement. The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver a certificate for those vested Shares to the Participant or the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company’s withholding obligations as described in Section 17(b).

(iii)        Forfeiture. Except as provided under paragraph (vi) or by the Committee, the Participant shall forfeit Restricted Shares:

(1)        upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied, or, if earlier,

(2)        upon the termination of the Participant’s employment, including by retirement.

Upon forfeiture, all of the Participant’s interest in the forfeited Restricted Shares shall automatically revert to the Company.

(iv)        Retention of Certificate. The Company shall issue, for the benefit of the Participant, the number of Shares subject to a Restricted Shares award, but the Company shall retain custody of any certificate for such Shares during the Restricted Period.

(v)        Shareholder Rights. Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to receive the dividends payable with respect to those Shares and to have the same voting rights, if any, as would a holder of those Shares outside the Plan. If the vesting of an award is conditioned on the satisfaction of a performance goal or other performance-related condition, the Committee shall provide in the Award Agreement that no dividends shall be payable with respect to the Restricted Shares during the Restricted Period, but the Committee may make provision for dividend equivalents under Section 8(b)(vii).

(vi)        Death or Disability. With respect to the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability:

(1)        Unless the Committee provides otherwise, if the only condition to be satisfied during the Restricted Period is the continuance of the Participant’s employment, then, upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on a pro rata portion of the Restricted Shares (as described in the following sentence) shall lapse and the Participant’s interest in those Shares shall become vested. The pro rata portion shall be determined by (A) multiplying the number of Restricted Shares subject to the award by a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original Restricted Period for those Shares, and (B) rounding the product up or down to the closest number of whole Shares.

2022 Information Statement    A-5

(2)        If there is any condition to be satisfied during the Restricted Period other than the continuance of the Participant’s employment, the Committee may provide that upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse and the Participant’s interest in those Shares shall become vested.

(vii)        Dividend Equivalents. The Committee may provide in the Award Agreement that the Participant shall receive, rather than the dividends payable with respect to specified Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Participant only if the Participant’s interest in the specified Restricted Shares becomes vested; if the Employee forfeits the specified Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Restricted Shares. The Award Agreement shall specify the time for payment of dividend equivalents, which shall not be later than March 15th following the calendar year in which the Restricted Shares to which the dividend equivalents are attributable become vested.

9.         Restricted Share Units.

(a)        Grant of Restricted Share Units. A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee. The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b)        Terms of Restricted Share Units. The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the Units as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i)        Conditions on Vesting. The Participant’s interest in a Restricted Share Unit award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1)        the satisfaction of specified performance goals by a specified time or during a specified period,

(2)        the continuance of the Participant’s employment for a specified period, or

(3)        the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.

(ii)        Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (v), the Participant’s interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement.

(iii)        Forfeiture. Except as provided under paragraph (v) or by the Committee, the Participant shall forfeit Restricted Share Units:

(1)        upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied, or, if earlier,

(2)        upon the termination of the Participant’s employment, including by retirement.

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Upon forfeiture, all of the Participant’s interest in the forfeited Restricted Share Units shall automatically revert to the Company.

(iv)        No Shareholder Rights. A Restricted Share Unit shall carry with it no dividend or voting or other rights associated with Common Stock ownership.

(v)        Death or Disability. With respect to the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability:

(1)        Unless the Committee provides otherwise, if the only condition to be satisfied during the Restricted Period is the continuance of the Participant’s employment, then, upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on a pro rata portion of the Restricted Share Units (as described in the following sentence) shall lapse and the Participant’s interest in those Shares shall become vested. The pro rata portion shall be determined by (A) multiplying the number of Restricted Share Units subject to the award by a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original Restricted Period for those Restricted Share Units, and (B) rounding the product up or down to the closest number of whole Restricted Share Units.

(2)        If there is any condition to be satisfied during the Restricted Period other than the continuance of the Participant’s employment, the Committee may provide that upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse and the Restricted Period with respect to those Units shall expire.

(vi)        Dividend Equivalents. Notwithstanding paragraph (iv), the Committee may, but it need not, provide for dividend equivalents with respect to an award of Restricted Share Units. If the Committee provides for dividend equivalents, it shall specify as the terms and conditions of payment either those described in subparagraph (1) or those described in subparagraph (2):

(1)        Under the first alternative, as of each Class A Share dividend payment date, there shall be credited to a bookkeeping account established for a Participant an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units outstanding on that date under the Participant’s award. The Committee may provide for the crediting of interest on any dividend equivalents credited to a Participant’s account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in Restricted Share Units, the Participant shall simultaneously forfeit any dividend equivalents (as adjusted) attributable to those Restricted Share Units. Amounts credited to a Participant’s account that are vested and not forfeited shall be payable in accordance with Section 9(c).

(2)        Under the second alternative, for each Class A Share dividend payment date, the Company shall pay to a Participant, or in the event of the Participant’s death to his or her beneficiary, an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units outstanding on that date under the Participant’s award. The Company shall pay the dividend equivalents on or as soon as practicable after the payment date of the dividends to which they relate, and not later than December 31 of the year of that payment date.

(c)        Payment of Vested Restricted Share Units.

(i)        Payment of vested Restricted Share Units and other amounts credited to a Participant’s account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish. The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant’s deferral and payment elections. All elections shall conform to the Committee’s procedures. The Committee’s procedures shall conform to the requirements of Code Section 409A for the deferral (until payment) of the inclusion of compensation in gross income.

2022 Information Statement    A-7

(ii)        The Company shall not establish any special fund with respect to a Participant’s account. Any credit entries made to a Participant’s account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

(iii)        To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.      Other Awards. The Committee may determine, subject to the terms of the Plan, that the Company shall grant awards that are not described in Section 8 or 9, but that provide for the issuance of Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares rather than cash under any Company compensation, bonus, or incentive program. The Committee shall determine the terms and conditions of any such other awards and the Participants to whom and the numbers in which such other awards shall be granted. The Committee may condition the exercisability, vesting, and payment of such other awards upon the satisfaction of performance goals.

11.      Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5, in the number of Shares subject to outstanding awards, in the purchase price under outstanding awards, and in the limits on awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards.

Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted or the purchase price per Share under outstanding awards.

12.      Change in Control.

(a)        Impact of Event. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the provisions of this Section shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern and this Section shall not be applicable).

(i)        If and to the extent that outstanding awards under the Plan (A) are continued or assumed by the successor corporation (or an affiliate of the successor) or (B) are replaced with equity awards that preserve the existing value of the awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and performance goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and performance goals applicable to the awards, then all such awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 12(a)(v).

(ii)        If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 12(a)(i), then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such awards: the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any performance goals relevant to such awards shall

A-8    Erie Indemnity Company

be deemed to have been achieved at the target performance level; such awards shall be free of all restrictions and fully vested; and, with respect to Restricted Share Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest date permissible under Code Section 409A.

(iii)        However, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code Section 409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other awards and amounts payable under the Plan that are deferred compensation subject to Code Section 409A.

(iv)        If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 12(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 12(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such awards over the purchase price (if any) for such awards (except that such payment shall limited as necessary to prevent the award from being subject to Code Section 409A).

(v)        If and to the extent that (A) outstanding awards are continued, assumed, or replaced in accordance with Section 12(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 12(a)(ii) above shall apply to all assumed or replaced awards of such Participant then outstanding.

(b)        Definitions. As used in this Section 12:

(i)        “Cause” shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Employer, and, in the absence of any such agreement, means (A) the willful and continued failure of the Participant to substantially perform his or her duties with or for the Employer, (B) the engaging by the Participant in conduct that is significantly injurious to the Company or any subsidiary or affiliate, monetarily or otherwise, or (C) the Participant’s conviction of a felony. Unless otherwise defined in the Participant’s employment or severance agreement, an act or omission is “willful” for this purpose if such act or omission was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company.

(ii)        A “Change in Control” of the Company means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if

(A)        any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or

(B)        during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company’s security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(C)        the consummation of a merger or consolidation of the Company with any other entity, other than (1) a merger or consolidation that would result in the voting securities of the Company

2022 Information Statement    A-9

outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding any contrary provision of this Plan, for the purposes of Section 12(b)(ii)(A), the term “person” shall not include (W) the Company, (X) any subsidiary or affiliate of the Company, (Y) any employee benefit plan of the Company or of any subsidiary or affiliate of the Company, or (Z) any entity holding shares of Shares organized, appointed, or established by the Company or any of its subsidiaries or affiliates for or pursuant to the terms of any such plan.

(iii)        “Good Reason” shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Employer, and, in the absence of any such agreement, means:

(A)        the assignment to the Participant after the Change in Control of any duties materially inconsistent with the Participant’s position (including status, offices, titles, and reporting requirements, authority, duties or responsibilities);

(B)        a material reduction by the Company in the Participant’s base salary in effect immediately before the Change in Control;

(C)        a material reduction by the Company in the Participant’s annual bonus opportunity or in the target level for such bonus or in the level of the Participant’s long term equity incentive, as compared to such opportunity or level in effect immediately before the Change in Control; or

(D)        the Company’s requiring the Participant, without the Participant’s written consent, to be based at any office or location materially distant from the Participant’s office location immediately before the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within 90 (ninety) days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within 30 (thirty) days following its receipt of such notice. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason if the Participant actually terminates employment within 14 (fourteen) days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

13.      Term of Plan; Approval of Shareholders. The Plan, as amended and restated, shall take effect, subject to the approval of the shareholders of the Company, on April 26, 2022. Unless terminated earlier by the Board of Directors, the Plan shall terminate on December 31, 2031, provided that awards outstanding on that date shall survive in accordance with their terms.

14.      Amendment of Awards. The Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant shall not be effective without the holder’s consent.

15.      Amendment and Termination of Plan. The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such

A-10    Erie Indemnity Company

approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would increase the Shares available under the Plan or the limits on awards provided under Section 5, except as provided in Section 11.

16.      Restrictions on Acceleration of Payment Date; Deferrals; Delay of Payment to Specified Employee.

(a)        Acceleration or Deferral. Notwithstanding any contrary provision of Section 14 or 15, an action by the Board or Committee shall not accelerate or defer a payment of an award that is deferred compensation within the meaning of Code Section 409A except as follows:

(i)        An action may accelerate the payment of all or part of an award upon the following events: the termination and liquidation of the Plan or any other event the Commissioner of Internal Revenue may prescribe in generally applicable guidance under Code Section 409A, provided, in any event, that the terms and conditions of the acceleration would not cause the Plan to fail to meet the requirements of Section 409A and of any generally applicable guidance published by the Commissioner of Internal Revenue under Section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(ii)        An action may defer a payment date for all or a part of an award under the following circumstances:

(1)        [Intentionally Omitted]

(2)        The Board or Committee reasonably anticipates that the payment of an award as scheduled will violate federal securities laws or other applicable law; provided that the scheduled payment is then made at the earliest date on which the Board or Committee reasonably determines that making the scheduled payment will not cause such a violation.

(3)        Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance that the Board or Committee, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his or her individual circumstances, and further provided, in any event under this paragraph (ii), that the terms and conditions of the deferral would not cause the Plan to fail to meet the requirements of Section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(b)        Delay of Payment to Specified Employee. If an award is deferred compensation subject to Code Section 409A and is payable to a Participant on account of separation from service (within the meaning of Code Section 409A), and the Participant is a specified employee, the payment may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death). “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Code Section 416(i), without regard to Section 416(i)(5), at any time during the calendar year preceding the applicable April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.

17.      Miscellaneous.

(a)        Beneficiary Designation. A Participant may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives all of such benefit. A designation shall automatically revoke all prior designations by the same Participant with respect to such benefit and shall be effective only when filed by the Participant in writing with the Committee or its delegate during the Participant’s lifetime. In the absence of any such designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be.

2022 Information Statement    A-11

(b)        Satisfaction of Tax Liabilities. To the extent required by applicable federal, state, local, or foreign law, the Participant or his or her successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to pay any Shares of Common Stock or other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of Shares of Common Stock, amounts of withholding taxes due with respect to an award, or any payment under an award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive previously owned shares to satisfy tax withholding obligations, provided that shares withheld or delivered to satisfy such obligations in excess of the minimum required statutory withholding rate must have been held for at least six months to the extent that the Committee so requires. Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld or delivered shall be the Fair Market Value of a Share on the date an award becomes taxable.

(c)        No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

(d)        No Right to Awards; No Shareholder Rights. No Participant or Employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and Employees. No award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares of Common Stock are in fact paid to such Participant in connection with such award.

(e)        Indemnification. Each person who is or has been a member of the Committee or of the Board or who is a delegate of the Committee or Board under this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.      Restrictions on Issuance of Shares.

(a)        Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board, or the Participant, to the extent necessary for awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

(b)        Registration and Listing Compliance. No award shall be paid and no Shares or other securities shall be distributed with respect to any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law and no award shall confer upon any Participant rights to such payment or distribution, until such laws shall have been complied with in all material respects. If such compliance requires a delay in a payment date, payment shall be made on the earliest date on which such laws have been complied with in all material respects. Before the payment date of an award and the distribution of any Shares or other securities subject to a listing requirement under any listing agreement between the Company and any national securities exchange, the contractual obligations of the Company shall have been complied with in all material respects. Except to the extent required by an Award Agreement or another contract

A-12    Erie Indemnity Company

between the Company and the Participant, neither the grant of any award nor any provisions of this Plan shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any shares or other securities.

(c)        Stock Certificates. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules, and regulations, and the rules of any national securities exchange or automated quotation system on which Shares of Common Stock are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which awards or Shares are subject to restrictions or limitations under the Plan or any Award Agreement, or during any period during which delivery or receipt of an award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares payable or paid pursuant to an award shall remain in the physical custody of the Company or such other person as the Committee may designate.

19.      Construction.

The Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles. With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code Section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code Section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed as of the          day of                 , 2022.

ERIE INDEMNITY COMPANY

By
Brian W. Bolash, Esq. Executive Vice President, Secretary & General Counsel

2022 Information Statement    A-13

ERIE INDEMNITY COMPANY

CLASS B COMMON STOCK

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian W. Bolash, Thomas B. Hagen and Timothy G. NeCastro, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class B Common Stock of Erie Indemnity Company that the undersigned may be entitled to vote at our Annual Meeting of Shareholders to be held via webcast at www.virtualshareholdermeeting.com/ERIE2022 on April 26, 2022, at 9:30 a.m., Eastern Daylight Time (EDT), and at any adjournment, postponement or continuation thereof, and directs that the shares represented by this proxy shall be voted as follows:

ITEM 1.	ELECTION OF DIRECTORS.

☐	FOR All candidates listed below	☐	WITHHOLD AUTHORITY to vote for all
(except as marked to the contrary)			the candidates listed below

INSTRUCTION: To withhold authority to vote for any individual candidate, strike a line through the candidate’s name in the list below.

J. Ralph Borneman, Jr.	C. Scott Hartz

Eugene C. Connell	Brian A. Hudson, Sr.

Salvatore Correnti	George R. Lucore

LuAnn Datesh	Thomas W. Palmer

Jonathan Hirt Hagen	Elizabeth Hirt Vorsheck

Thomas B. Hagen

ITEM 2.	APPROVAL OF THE CONTINUATION OF THE ERIE INDEMNITY COMPANY EQUITY COMPENSATION PLAN AS AMENDED AND RESTATED.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies, at the direction of our Board of Directors, are authorized to vote with respect to matters incident to the conduct of our Annual Meeting and any adjournment, postponement or continuation thereof, and on such other business as may properly come before our Annual Meeting.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the candidates for Director named above and FOR the continuation of the Erie Indemnity Company Equity Compensation Plan as Amended and Restated.

This proxy should be dated, signed by the shareholder(s) and returned promptly to us in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Date: , 2022
(Signature)

(Signature)

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS

ERIE INDEMNITY COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

To Enter The Meeting -

Go to www.virtualshareholdermeeting.com/ERIE2022

You may attend the meeting by using the above URL and submit questions during the meeting. To enter the meeting, please use the 16-digit control number printed in the box marked by the arrow below and follow the instructions.

D67118-P65896

ERIE INDEMNITY COMPANY

Notice of Annual Meeting of Shareholders

To the Holders of Class A Common Stock of ERIE INDEMNITY COMPANY:

We will hold our 97th annual meeting of shareholders via webcast at 9:30 a.m., Eastern Daylight Time (EDT), on Tuesday, April 26, 2022. You are invited to join the virtual meeting at www.virtualshareholdermeeting.com/ERIE2022. To enter the meeting, you will need the 16-digit control number located next to the arrow above. Shareholders will not be permitted to attend the meeting in person.

This annual meeting of shareholders is being held for the following purposes:

1.  To elect 11 persons to serve as directors until our 2023 annual meeting of shareholders and until their successors are elected and qualified;

2.  To consider and act upon a proposal to approve the continuation of our Equity Compensation Plan as Amended and Restated; and

3.  To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice, information statement, and annual report to shareholders for the year ended December 31, 2021, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 25, 2022, the record date established by our board of directors.

As a holder of Class A common stock, you will not receive a proxy because you do not have the right to vote on any of the matters to be acted upon at our annual meeting. Only holders of Class B common stock are entitled to vote.

By order of our board of directors,

Brian W. Bolash
Executive Vice President, Secretary and General Counsel
March 25, 2022
Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on April 26, 2022.

Our information statement and annual report are available at:
http://www.erieproxy.com.

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS

ERIE INDEMNITY COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

To Enter The Meeting -

Go to www.virtualshareholdermeeting.com/ERIE2022

You may attend the meeting by using the above URL and submit questions during the meeting. To enter the meeting, please use the 16-digit control number printed in the box marked by the arrow below and follow the instructions.

D67119-Z81736

ERIE INDEMNITY COMPANY

Notice of Annual Meeting of Shareholders

To the Holders of Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our 97th annual meeting of shareholders via webcast at 9:30 a.m., Eastern Daylight Time (EDT), on Tuesday, April 26, 2022. You are invited to join the virtual meeting at www.virtualshareholdermeeting.com/ERIE2022. To enter the meeting, you will need the 16-digit control number located next to the arrow above. Shareholders will not be permitted to attend the meeting in person.

This annual meeting of shareholders is being held for the following purposes:

1.  To elect 11 persons to serve as directors until our 2023 annual meeting of shareholders and until their successors are elected and qualified;

2.  To consider and act upon a proposal to approve the continuation of our Equity Compensation Plan as Amended and Restated; and

3.  To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice, information statement, and annual report to shareholders for the year ended December 31, 2021, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 25, 2022, the record date established by our board of directors.

As a holder of Class B common stock, you are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not you expect to attend our virtual annual meeting.

By order of our board of directors,

Brian W. Bolash
Executive Vice President, Secretary and General Counsel
March 25, 2022
Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on April 26, 2022.

Our information statement and annual report are available at:
http://www.erieproxy.com.

SCAN TO VIEW MATERIALS

ERIE INDEMNITY COMPANY

THE ENCLOSED MATERIALS HAVE BEEN SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY

To Enter The Meeting -

Go to www.virtualshareholdermeeting.com/ERIE2022

You may attend the meeting by using the above URL and submit questions during the meeting. To enter the meeting, please use the 16-digit control number printed in the box marked by the arrow below and follow the instructions.

D67120-P65898

Notice of Annual Meeting of Shareholders

To the Holders of Class A Common Stock of ERIE INDEMNITY COMPANY:

We will hold our 97th annual meeting of shareholders via webcast at 9:30 a.m., Eastern Daylight Time (EDT), on Tuesday, April 26, 2022. You are invited to join the virtual meeting at www.virtualshareholdermeeting.com/ERIE2022. To enter the meeting, you will need the 16-digit control number located next to the arrow above. Shareholders will not be permitted to attend the meeting in person.

This annual meeting of shareholders is being held for the following purposes:

1.  To elect 11 persons to serve as directors until our 2023 annual meeting of shareholders and until their successors are elected and qualified;

2.  To consider and act upon a proposal to approve the continuation of our Equity Compensation Plan as Amended and Restated; and

3.  To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice, information statement, and annual report to shareholders for the year ended December 31, 2021, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 25, 2022, the record date established by our board of directors.

As a holder of Class A common stock, you will not receive a proxy because you do not have the right to vote on any of the matters to be acted upon at our annual meeting. Only holders of Class B common stock are entitled to vote.

By order of our board of directors,

Brian W. Bolash
Executive Vice President, Secretary and General Counsel
March 25, 2022
Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on April 26, 2022.

Our information statement and annual report are available at:
http://www.erieproxy.com.